SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12

ARBITRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder:

On behalf of the Board of Directors of Arbitron Inc. (“Arbitron”), I am pleased to invite you to attend the annual meeting of stockholders. The meeting will be held at the Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023, on Tuesday, May 13, 2008, at 9:00 AM local time.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow include information about the proposals recommended by Arbitron’s Board of Directors to elect eight (8) individuals to serve as directors of Arbitron, approve an equity compensation plan, and approve an amendment to our employee stock purchase plan.

Our Board of Directors believes that a favorable vote for each of these proposals at the annual meeting is in the best interests of Arbitron and its stockholders, and unanimously recommends a vote FOR the proposals. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares.

It is important that your shares be represented at the meeting. I encourage you to promptly vote your shares using Internet or telephone voting, or by following the instructions on the accompanying proxy card to ensure that your vote is counted at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Stephen B. Morris
Chairman, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 13, 2008

Date:	Tuesday, May 13, 2008
Time:	9:00 AM local time
Place:	Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023
Purposes:	1. To elect eight (8) members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.
2. To approve the Company’s 2008 Equity Compensation Plan.
3. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares available in that plan.
4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Record Date:	March 21, 2008

The matters listed above are fully discussed in the proxy statement accompanying this notice. A copy of our 2007 Annual Report also accompanies this notice.

Stockholders are entitled to one vote for each share of common stock held of record on the record date listed above. A Notice of Internet Availability of Proxy Materials or the proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 3, 2008.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the accompanying proxy card. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the accompanying proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. We appreciate your cooperation.

By Order of the Board of Directors

Timothy T. Smith
Executive Vice President and Chief Legal Officer,
  Legal and Business Affairs, and Secretary

April 3, 2008

i

ii

ARBITRON INC.
142 West 57th Street
New York, New York 10019
April 3, 2008

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2008

We will begin mailing our Notice of Internet Availability of Proxy Materials to our stockholders on or about April 3, 2008.

We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our Board of Directors for use at our 2008 annual meeting of stockholders to be held on Tuesday, May 13, 2008, at 9:00 AM local time at the Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, Time Warner Center, New York, New York 10023.

Information About the Notice of Internet Availability of Proxy Materials

The Notice of Annual Meeting and proxy statement are available at http://www.arbitron.com/downloads/
proxy –2008.pdf, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our
2007 Shareholder letter are available at http://www.arbitron.com/downloads/annual –2007.pdf.

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish proxy materials, including our annual report to stockholders, to our stockholders on the Internet. On or about April 3, 2008 we will send electronically a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to those stockholders that have previously signed up to receive their proxy materials on the Internet. Also on or about April 3, 2008, we will begin mailing the E-Proxy Notice to all other stockholders. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the annual report to stockholders. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders. If you have previously signed up on the Internet to receive proxy materials and other stockholder communications on the Internet instead of by mail, you will be receiving the E-Proxy Notice electronically as well. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, including our annual report to stockholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice. We may choose to mail written proxy materials, including our annual report to stockholders, to one or more stockholders.

Who Can Vote

If you held any of our common stock at the close of business on March 21, 2008, the record date for the annual meeting, you are entitled to receive notice of and to vote at our 2008 annual meeting. On that date, there were 27,685,654 shares of common stock outstanding. Our common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders who have not exchanged their Ceridian Corporation common stock certificates for Arbitron Inc. common stock certificates in connection with the spin-off of Ceridian Corporation by Arbitron Inc. on March 30, 2001, will not be eligible to vote at the meeting.

Who Can Attend the Annual Meeting

All holders of our common stock at the close of business on March 21, 2008, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the 2008 annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of March 21, 2008, the record date for the annual meeting.

Quorum

The presence of a majority of the outstanding shares of our common stock entitled to vote, in person or by proxy, is necessary to constitute a quorum and conduct business at the 2008 annual meeting. Abstentions and “broker nonvotes” will be considered present at the meeting for purposes of determining a quorum. A broker nonvote occurs when a bank or broker holding common stock for a beneficial owner does not vote on a particular matter because the bank or broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Rights

Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting.

The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the eight individuals with the highest number of affirmative votes will be elected to the eight directorships. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone or Internet instructions. For purposes of the election of directors, abstentions and other shares not voted (whether by broker nonvote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposals is necessary to approve the 2008 Equity Compensation Plan and the amendment to the Employee Stock Purchase Plan. In addition, for the 2008 Equity Compensation Plan and the amendment to the Employee Stock Purchase Plan to be approved, the New York Stock Exchange listing standards require that (i) the total votes cast must represent over 50% of all of the outstanding shares of common stock entitled to vote and (ii) votes in favor must constitute at least a majority of the votes cast. For purposes of these proposals to approve the 2008 Equity Compensation Plan and the amendment to the Employee Stock Purchase Plan, abstentions will count as votes cast, but broker nonvotes will not count as votes cast. Therefore, abstentions have the effect of a vote against the proposals, and broker nonvotes could, depending on the number of votes cast, have the effect of a vote against the proposals.

Voting by Participants in Arbitron Benefit Plans

If you own Arbitron common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plan will serve as voting instructions to the trustees for the plan whether provided by mail, telephone or the Internet. In the absence of voting instructions from participants in the 401(k) plan, the trustees of the plan will vote the undirected shares in the same proportion as the directed shares.

Granting Your Proxy

You may vote your shares as follows:

•	in person at the annual meeting; or

•	by telephone (see the instructions in the E-Proxy Notice); or,

•	by Internet (see the instructions in the E-Proxy Notice); or

•	if you received a printed copy of these proxy materials by mail, by signing, dating and mailing the enclosed proxy card.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against or abstain with respect to all, some or none of the nominees for director. You may also abstain or specify whether your shares should be voted for or against approval of the 2008 Equity Compensation Plan, and approval of the amendment to the Employee Stock Purchase Plan.

If you sign and return your proxy card without indicating your voting instructions, your shares will be voted FOR the election of the eight nominees for director, FOR approval of the 2008 Equity Compensation Plan, and FOR approval of the amendment to the Employee Stock Purchase Plan.

If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the annual meeting in order to vote.

Other Business

No other matters are to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their judgment on any matters that may properly come before the meeting.

Confidential Voting

It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our Corporate Secretary prior to the annual meeting or by timely delivery of a properly exercised, later-dated proxy (including an Internet or telephone vote). You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date. Unless the context requires otherwise, in this proxy statement, references to “the Company,” “we,” “us,” “our,” “its” or similar terms are to Arbitron Inc. and its subsidiaries.

ELECTION OF DIRECTORS
(Proposal 1)

Our business is managed under the direction of the Board of Directors, which is currently composed of eight directors. Our bylaws provide for the annual election of directors. The current terms of office of all of our directors expire at the 2008 annual meeting. Our Board of Directors has renominated each of the eight directors currently serving on the Board to serve as directors for a one-year term until the 2009 annual meeting of stockholders. Each of the nominees has consented to serve if elected.

The Board of Directors recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than eight people. Our Board has no reason to believe that any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at our Board’s discretion, may be voted for a fewer number of nominees as a result of a director’s inability or unavailability to serve. Each person elected will hold office until the 2009 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

The following is biographical information concerning the eight nominees for election as directors of Arbitron:

Nominees for Election as Directors

Shellye L. Archambeau, age 45

•	Director of Arbitron since November 2005

•	Chief Executive Officer of MetricStream, Inc. (formerly Zaplet, Inc.), a provider of enterprise software that allows corporations in diverse industries to manage quality processes, regulatory and industry-mandated compliance activities and corporate governance initiatives, since 2002

•	Chief Marketing Officer and Executive Vice President of Sales of Loudcloud, Inc. (now Opsware Inc.), a leader in Internet infrastructure services, from 2001 to 2002

•	Chief Marketing Officer of NorthPoint Communications, from 2000 to 2001

•	Member of the Information Technology Senior Management Forum; the Forum of Women Entrepreneurs; the Women’s Council to the Board of Trustees for the University of Pennsylvania; and director of Silicon Valley Leadership Group, a nonprofit organization that addresses major public policy issues affecting the economic health and quality of life in Silicon Valley

David W. Devonshire, age 62

•	Director of Arbitron since August 2007

•	Executive Vice President and Chief Financial Officer of Motorola, Inc., a telecommunications company, from March 2002 to March 2007

•	Executive Vice President and Chief Financial Officer of Ingersoll-Rand, a diversified industrial company, from December 1997 to March 2002

•	Senior Vice President and Chief Financial Officer of Owens Corning, a fiberglass manufacturing company, from July 1993 to December 1997

•	Director and member of the audit committee and the nominating and corporate governance committee of Roper Industries, Inc., a New York Stock Exchange listed diversified industrial company; director and member of the audit committee of ArvinMeritor, Inc., a New York Stock Exchange listed supplier of integrated systems, modules and components to the motor vehicle industry; director of Career Education Corporation, a NASDAQ listed educational services company; an advisory board member of

L.E.K. Consulting, an advisory board member of CFO Magazine; a trustee of Shedd Aquarium; and an advisory board member of WMG Capital

Philip Guarascio, age 66

•	Director of Arbitron since March 2001

•	Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm, since May 2000

•	Vice President, General Manager of General Motors Corporation’s North America Advertising and Corporate Marketing, from July 1994 to May 2000

•	a consultant to William Morris Talent Agency, since January 2001; and a consultant to Tribeca Enterprises, a diversified multi-platform media company

•	A director of Papa John’s International Inc., a NASDAQ quoted company and the third-largest pizza company in America; a director and member of the audit and compensation committees of the Association of Volleyball Professionals, a public company and a leading lifestyle sports entertainment company focused on the production, marketing and distribution of professional beach volleyball events worldwide; director of AdSpace Networks, Inc., an Internet company that provides advertising space for a variety of advertising venues; a director of IAG Research, a provider of viewer engagement measurements that measure the effectiveness of television advertising, product placement and cinema advertising; and a director of the American Film Institute, a nonprofit educational and archival organization for advancing and preserving the moving image

William T. Kerr, age 67

•	Director of Arbitron since May 2007

•	Chairman of the Board of Directors of Meredith Corporation, a New York Stock Exchange listed diversified media company that publishes magazines, special interest publications and books, since July 2006, and a member of the Meredith Corporation Board of Directors, since 1994

•	Chairman and Chief Executive Officer of Meredith Corporation from January 1996 until July 2007

•	President and Chief Operating Officer of Meredith Corporation, from 1994 to 1996, President, Magazine Group and Executive Vice President of Meredith, from 1991 to 1994

•	President, Magazine Group and Vice President of the New York Times Company, a media company, from 1984 to 1991

•	A member of the Boards of Directors of The Interpublic Group of Companies, Inc., a New York Stock Exchange listed marketing communications and marketing services company, since November 2006; Whirlpool Corporation, a New York Stock Exchange listed appliance manufacturer, since June 2006; The Principal Financial Group, Inc., a New York Stock Exchange listed financial services company, since 2001; and a member of the Board of Penton Media, Inc., a private firm

•	A Trustee of Oxford University Press, Inc., a member of the Board of Harvard Business School Publishing, a Board member of The International Federation of the Periodical Press, a member of the Board of The Business Committee for the Arts, Inc.

Larry E. Kittelberger, age 59

•	Director of Arbitron since March 2001

•	Senior Vice President, Technology and Operations of Honeywell International, Inc., a publicly traded diversified technology and manufacturing company, since September 2006

•	Senior Vice President, Administration, and Chief Information Officer of Honeywell International Inc., from August 2001 to September 2006

•	Senior Vice President and Chief Information Officer of Lucent Technologies Inc., a systems, services and software company, from December 1999 to August 2001

•	Senior Vice President and Chief Information Officer of Allied Signal, Inc., an advanced technology and manufacturing firm, from 1995 to December 1999

Stephen B. Morris, age 64

•	Chairman, President and Chief Executive Officer of Arbitron since May 2007

•	President and Chief Executive Officer of Arbitron from March 2001 to May 2007

•	Director of Arbitron, since March 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division, from January 1996 to March 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division, from December 1992 to January 1996

•	A director of the John B. Stetson Company, a privately held company and the licensor of the Stetson trademark; a director of Welch Foods, Inc., an agricultural marketing cooperative; and a director of the Parsons Dance Company, a not-for-profit dance company located in New York City

Luis G. Nogales, age 64

•	Director of Arbitron since March 2001

•	Managing Partner, Nogales Investors LLC, a private equity investment firm, since 1989

•	Chairman and Chief Executive Officer of Embarcadero Media, Inc., a private company that owned and operated radio stations throughout California and Oregon, from 1992 to 1997

•	A director and member of the Audit Committee of KB Home, one of America’s largest homebuilders; a director and member of the Audit Committee of Edison International, a publicly traded international electric power generator, distributor and structured finance provider

Richard A. Post, age 49

•	Director of Arbitron since March 2001

•	President and Chief Executive Officer of Autobytel Inc., a publicly traded Internet automotive marketing services company, from April 2005 to March 2006

•	Private investor, from January 2003 to April 2005

•	Managing Partner of LoneTree Capital Partners, a venture capital firm, from July 2000 to December 2002

•	Executive Vice President and Chief Financial Officer of MediaOne Group, Inc., a broadband and wireless communications company, and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc., from June 1998 to July 2000

•	Chief Financial Officer of U S WEST Media, a communications company, from December 1996 to June 1998

•	President, Corporate Development of U S WEST, Inc., from June 1996 to December 1996

•	Vice President, Corporate Development of U S WEST Media, from January 1996 to June 1996

•	President, U S WEST Capital Assets, from July 1993 to June 1998

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

Independence of Directors

Under the listing standards of the New York Stock Exchange, and pursuant to our corporate governance policies and guidelines, we are required to have a majority of “independent” directors and a nominating/corporate governance committee, compensation committee and audit committee, each composed solely of independent directors. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with Arbitron or its management that may impair the director’s ability to make independent judgments.

The Board of Directors has evaluated the status of each director and affirmatively determined that Ms. Archambeau and Messrs. Guarascio, Devonshire, Kerr, Kittelberger, Nogales, and Post are independent. Mr. Morris is not independent because he is an employee of the Company. Each current member of our Compensation and Human Resources Committee, our Nominating and Corporate Governance Committee, and our Audit Committee is independent.

In evaluating the independence of Mr. Nogales, the Board of Directors considered the fact that Mr. Nogales is the managing partner of a general partnership that has a 2% ownership interest in an investment fund that has a 96% ownership interest in two radio stations that have entered into five-year radio ratings contracts with the Company substantially in the form and upon substantially the terms and conditions of the Company’s standard radio ratings contract with third parties. The average annual fees payable to the Company under this agreement are equal to approximately $156,000. The Board of Directors, with Mr. Nogales and Mr. Morris not participating, has previously reviewed and approved the terms of this transaction. Following its review of this relationship, the Board of Directors affirmatively determined that Mr. Nogales is independent.

Corporate Governance Policies and Guidelines and Codes of Ethics

Corporate Governance Policies and Guidelines.  We have adopted corporate governance policies and guidelines, which serve as principles for the conduct of the Board of Directors. Our corporate governance policies and guidelines, which meet the requirements of the New York Stock Exchange listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the Board committees, director access to management and independent advisers, director compensation, management succession and evaluations of the performance of the Board.

Codes of Ethics.  We have adopted a Code of Ethics and Conduct, which applies to all of our employees, officers and directors, and meets the requirements for such code as set forth in the New York Stock Exchange listing standards. We have also adopted a Code of Ethics for the Chief Executive Officer and Financial Managers, which applies to our Chief Executive Officer, Chief Financial Officer and all managers in our financial organization, and meets the requirements of a “code of ethics” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Where You Can Find These Documents.  Our corporate governance policies and guidelines, Code of Ethics and Conduct and Code of Ethics for the Chief Executive Officer and Financial Managers are available on our Web site at www.arbitron.com, and are also available in print to any stockholder who sends a written request to the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

Executive Sessions of Nonmanagement Directors

Consistent with the New York Stock Exchange listing standards, our corporate governance policies and guidelines provide that, in order to promote open discussion among nonmanagement directors, the Board of

Directors will devote a portion of each regularly scheduled Board meeting to executive sessions without management participation. Lawrence Perlman, chairman of our Board of Directors until May 2007, presided at such executive sessions through May 2007. Following the 2007 annual meeting, the Board of Directors elected Stephen B. Morris as its new chair. Because Mr. Morris is not independent as defined in the New York Stock Exchange listing standards, the Board of Directors also elected Luis G. Nogales as the Lead Independent Director to preside at executive sessions of nonmanagement directors. Mr. Nogales has presided at executive sessions of our nonmanagement directors at each regularly scheduled meeting of the Board since May 2007. Our corporate governance policies and guidelines provide that if the group of nonmanagement directors includes directors who are not independent, as defined in the New York Stock Exchange listing standards, it is the Company’s policy that at least one such executive session convened per year shall include only independent directors.

Communicating with the Board of Directors

Interested third parties may communicate with the Board of Directors by e-mailing correspondence directly to our Lead Independent Director at nonmanagementdirectors@arbitron.com. Our Lead Independent Director will decide what action should be taken with respect to any such communication, including whether such communication will be reported to the Board of Directors.

Meetings of the Board of Directors

The Board of Directors held ten meetings in 2007, including meetings by telephone conference, and acted by unanimous written consent five times in 2007. Each director attended at least 75% of the meetings of the Board of Directors and applicable committees on which they served during the period that they served on the Board of Directors or such committees, except that Mr. Aldworth attended 66% of the meetings of the Board of Directors and 100% of the meetings of the committees on which he served during the period that he served on the Board of Directors or such committees during 2007. In addition, pursuant to our corporate governance policies and guidelines, directors are expected to attend the annual meetings of stockholders. Last year, all of our then current directors attended the annual meeting of stockholders, except for Mr. Aldworth who did not stand for reelection at the annual meeting.

Committees of the Board of Directors

The Board of Directors maintains the following five standing committees:

Executive
Audit
Compensation and Human Resources
Nominating and Corporate Governance
Technology Strategy

In December 2007 the Board of Directors created a special PPM Strategy Committee. Membership on the Audit Committee, the Compensation and Human Resources Committee, and the Nominating and Corporate Governance Committee is limited to directors who are “independent” of Arbitron, as that term is defined in the New York Stock Exchange listing standards and as affirmatively determined by our Board of Directors.

Executive Committee

The following directors currently serve on the Executive Committee:

Stephen B. Morris, Chair
Luis G. Nogales
Richard A. Post

Mr. Perlman and Mr. Aldworth served on the Executive Committee until May 2007. Mr. Post and Mr. Nogales joined the Executive Committee in May 2007. The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee are reported to, and ratified by, the Board of Directors at its next regularly scheduled meeting. The Executive Committee met three times, and acted by unanimous written consent one time during 2007.

Audit Committee

The following directors currently serve on the Audit Committee:

Richard A. Post, Chair
Shellye L. Archambeau
David W. Devonshire

Mr. Aldworth served on the Audit Committee until February 2007. Mr. Devonshire joined the Audit Committee in August 2007. Mr. Kittelberger served on the Audit Committee until November 2007. As required by the charter of the Audit Committee, our corporate governance guidelines, and the New York Stock Exchange listing standards, all members of the Audit Committee qualify as “independent” directors within the meaning of the New York Stock Exchange listing standards and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are financially literate within the meaning of the New York Stock Exchange listing standards and meet the experience and financial expertise requirements of the New York Stock Exchange listing standards. The Board of Directors has determined that Mr. Post is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The principal purposes of the Audit Committee are to:

•	possess sole authority regarding the selection, compensation and retention of Arbitron’s registered independent public accounting firm;

•	assist the Board of Directors in the oversight of:

•	the integrity of Arbitron’s financial statements;

•	Arbitron’s compliance with legal and regulatory requirements; and

•	the qualification and independence of Arbitron’s registered independent public accounting firm;

•	the performance of Arbitron’s internal audit function and registered independent public accounting firm; and

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in the annual proxy statement.

The Board of Directors has adopted an amended and restated written charter for the Audit Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a print copy by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Audit Committee held 12 meetings in 2007, including meetings by telephone conference, and acted by unanimous written consent one time in 2007.

Compensation and Human Resources Committee

The following directors currently serve on the Compensation and Human Resources Committee:

William T. Kerr, Chair
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales

Mr. Perlman served on the Compensation and Human Resources Committee until May 2007. Mr. Kerr joined the Compensation and Human Resources Committee in May 2007, and became chair of the committee in November 2007. Mr. Kittelberger joined the Compensation and Human Resources Committee in November

2007. Mr. Guarascio served as the chair of the Compensation and Human Resources Committee until November 2007. Each member of the Compensation and Human Resources Committee qualifies as an “independent” director under the New York Stock Exchange listing standards. The principal responsibilities of the Compensation and Human Resources Committee are to:

•	review and approve Arbitron’s corporate goals and objectives with respect to the compensation of the Board of Directors, Chief Executive Officer, and executive officers other than the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the appropriate level and structure of the Chief Executive Officer’s compensation based on this evaluation;

•	determine and approve non-CEO executive compensation and incentive and equity-based compensation plans;

•	produce a compensation committee report for inclusion in the Company’s annual meeting proxy statement as required by the Securities and Exchange Commission;

•	review and approve for inclusion in the Company’s annual meeting proxy statement or Annual Report on Form 10-K, as the case may be, the “Compensation Discussion and Analysis” section relating to executive compensation as required by the Securities and Exchange Commission;

•	review and approve non-employee director compensation; and

•	assist the Board of Directors in management development and succession planning.

The committee has retained the firm of Frederic W. Cook & Co., Inc. as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Compensation and Human Resources Committee’s determinations of compensation awards. The role of Frederic W. Cook & Co., Inc. is to provide independent, third-party advice and expertise on executive and non-employee director compensation issues, as described in the “Compensation Discussion and Analysis” section below.

The committee has delegated authority to the CEO under the Company’s 1999 Stock Incentive Plan and the 2001 Broad Based Incentive Plan to make incentive awards to non-executive employees of the Company representing not more than 4,000 shares of the Company’s common stock to any individual.

The Board of Directors has adopted an amended and restated written charter for the Compensation and Human Resources Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a print copy by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Compensation and Human Resources Committee held six meetings in 2007.

Nominating and Corporate Governance Committee

The following directors currently serve on the Nominating and Corporate Governance Committee:

Philip Guarascio, Chair
William T. Kerr
Luis G. Nogales
Richard A. Post

Prior to August 2007, the Nominating Committee and the Corporate Governance Committee were separate committees of the Board of Directors. In August 2007, the Board of Directors combined the Nominating Committee and the Corporate Governance Committee into a single committee composed entirely of independent directors. Prior to August 2007, Mr. Guarascio served as the chair of the Nominating Committee and Messrs. Kittelberger and Post each served on the Nominating Committee. Prior to May 2007, Mr. Perlman served as the chairman of the Corporate Governance Committee, and from May 2007 until August 2007 Mr. Nogales served as chairman of the Corporate Governance Committee. Until August 2007,

each independent director then serving as a member of the Board of Directors also served as a member of the Corporate Governance Committee, and Corporate Governance Committee meetings were combined with the meetings of the nonmanagement directors at each regularly scheduled Board meeting.

Each member of the Nominating and Corporate Governance Committee qualifies as an “independent” director under the New York Stock Exchange listing standards. The principal purposes of the Nominating and Corporate Governance Committee are to:

•	identify, in accordance with policies and procedures adopted by the Nominating and Corporate Governance Committee from time to time, individuals who are qualified to serve as directors;

•	recommend such individuals to the Board of Directors, either to fill vacancies that occur on the Board from time to time or in connection with the selection of director nominees for each annual meeting of stockholders;

•	develop, recommend, implement and monitor a set of corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior financial officers adopted by the Board of Directors;

•	oversee the evaluation of the Board of Directors and management; and

•	ensure that Arbitron is in compliance with all New York Stock Exchange listing requirements.

The Nominating and Corporate Governance Committee has approved, and the Board of Directors has adopted, policies and procedures to be used for considering potential director candidates to continue to ensure that our Board of Directors consists of a diversified group of qualified individuals who function effectively as a group. These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess: (1) strength of character; (2) an ability to exercise independent thought, practical wisdom and mature judgment; (3) an ability to make independent analytical inquiries; (4) a willingness and ability to devote adequate time and resources to diligently perform Board of Director duties; and (5) a reputation, both personal and professional, consistent with the image and reputation of Arbitron. In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other factors that, while not prerequisites for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (1) whether the person possesses specific media and marketing expertise and familiarity with general issues affecting Arbitron’s business; (2) whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission; (3) whether the person would qualify as an “independent” director under the New York Stock Exchange listing standards and the Company’s corporate governance policies and guidelines; (4) the importance of continuity of the existing composition of the Board of Directors; and (5) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee retains a third-party executive search firm to identify and review candidates upon request of the Nominating and Corporate Governance Committee from time to time.

The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) other directors of the Company, and (iii) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisers or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the Nominating and Corporate Governance Committee takes into account the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if renominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee then evaluates this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for renomination will be reevaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates.

The Nominating and Corporate Governance Committee considers candidates recommended by stockholders in the same manner as all other director candidates. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that recommendations for directors must be received not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders for the preceding year. The notice must follow the guidelines set forth in this proxy statement under the heading, “— Other Matters — Director Nominations.”

Mr. Devonshire, who was appointed director by the Board in August 2007 and is nominated for election at the 2008 annual meeting of stockholders, was identified by the Nominating Committee in consultation with a third party search firm engaged by the Nominating Committee to assist in a director search.

After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors then selects director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

The Board of Directors has adopted an amended and restated written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The combined Nominating and Corporate Governance Committee two times in 2007. The Nominating Committee met three times in 2007 and the Corporate Governance Committee met three times in 2007 before the Board combined the committees.

Technology Strategy Committee

The following directors serve on the Technology Strategy Committee:

Larry E. Kittelberger, Chair
Shellye L. Archambeau
David W. Devonshire
William T. Kerr

Mr. Kerr joined the Technology Strategy Committee in May 2007 and Mr. Devonshire joined the Technology Strategy Committee in August 2007. Mr. Nogales served on the Technology Strategy Committee until May 2007, and Mr. Post served on the Technology Strategy Committee until November 2007.

The principal purposes of the Technology Strategy Committee are to:

•	review risks, opportunities and priorities as they pertain to Arbitron’s existing technology and strategies for the future;

•	assess the Company’s capabilities to execute against its agreed priorities; and

•	make recommendations, as appropriate, to the Chief Executive Officer and the Board of Directors.

The Technology Strategy Committee held four meetings in 2007.

PPM Strategy Committee

Effective as of December 17, 2007, the Board of Directors created a special PPM Strategy Committee. The following directors currently serve on the PPM Strategy Committee:

Philip Guarascio, Chair
Stephen B. Morris
Richard A. Post

The primary purpose of the PPM Strategy Committee is to review the Company’s PPM implementation plans and to report promptly all conclusions and recommendations to the full Board of Directors for its information and consideration of any binding action. The PPM Strategy Committee will continue in existence until the February 2009 meeting of the Board of Directors, unless otherwise directed by the Board of Directors. The Board of Directors has determined that a majority of the members of the PPM Strategy Committee must qualify as “independent” directors under the New York Stock Exchange listing standards. The PPM Strategy Committee met one time in 2007.

2007 Director Compensation

The table below provides information concerning the compensation of the directors for our most recently completed fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee, varying numbers of meetings attended and corresponding payments of meeting fees, and the form in which each director elects to receive retainer fees. In accordance with SEC regulations, share-based compensation is valued at the grant date fair value computed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised), Share-Based Payment (“SFAS No. 123R”). We record such expense ratably over the vesting period. We include in the table below the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in 2007 with respect to share-based compensation awarded to directors.

Each director who is not also an employee of Arbitron or its subsidiaries is entitled to receive an annual board retainer fee of $30,000, which is paid in quarterly installments. Our Lead Independent Director receives a supplemental annual cash payment of $15,000. The non-employee chair of the Audit Committee is entitled to receive a supplemental annual cash payment of $10,000; non-employee chairs of the Compensation and Human Resources Committee, the Nominating and Corporate Governance Committee, and the Technology Strategy Committee are entitled to receive a supplemental annual cash payment of $7,500. For each Board meeting attended, in person or by telephone, participating non-employee directors are entitled to receive $1,500. For each committee meeting attended in person or by telephone, participating non-employee directors are entitled to receive $1,500, except that non-employee directors attending meetings of the PPM Strategy Committee by telephone are entitled to receive $750.

Each newly elected non-employee director receives a one-time grant of options to purchase 15,000 shares of Arbitron common stock. These options vest and become exercisable in three equal installments of 5,000 shares over a three-year period and expire 10 years from the date of grant. Through 2007, beginning the year after initial election to the Board of Directors, each non-employee director also received an annual grant of options to purchase 7,000 shares of Arbitron common stock on the date of the annual meeting of stockholders. Beginning with the 2008 annual meeting of stockholders, each continuing non-employee director will receive $100,000 worth of options based on a Black-Scholes valuation calculated using the closing price of the Company’s common stock on the grant date. The exercise price per share of each option granted is equal to 100% of the fair market value of the underlying Arbitron common stock on the date the option is granted, which is equal to the closing price of the Company’s common stock on such date. These ongoing annual options are fully vested on the date of grant, become exercisable six months after their date of grant and expire 10 years from the date of grant.

The Company previously adopted a Non-employee Director Incentive Program which permits non-employee directors to receive, at their discretion, either options or deferred stock units (“DSUs”) in lieu of their annual cash retainers and meeting fees. A director who elects to receive options receives a number of options based on a calculation approved by the Compensation and Human Resources Committee. The formula for determining the number of option shares is to divide the cash fees earned in the quarter by the closing price of Arbitron common stock on the date of the grant, which is the last trading day of the quarter. This amount is then multiplied by four to arrive at the number of option shares granted.

A director who elects to receive DSUs receives a number of units based on a calculation approved by the Compensation and Human Resources Committee. The formula for determining the number of DSUs is to multiply the cash fees earned in the quarter by 120% and divide the result by the closing price of Arbitron common stock on the date of the grant, which is the last trading day of the quarter. DSUs granted to our directors convert to shares of our common stock after termination from the Board of Directors, based upon a schedule elected by the director in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof). The amounts set forth in the table below for each director in the column “Fees Earned or Paid in Cash” represent the cash payment of annual retainers and fees or, if the director elected to receive equity-based compensation in lieu of all or a portion of such retainers and fees, the amount of cash the director would have received if the director had not elected to receive such equity-based compensation. If the director elected to receive equity-based compensation in lieu of annual cash retainers and fees, we report in the columns “Stock Awards” and “Option Awards,” as applicable, the dollar amount recognized for financial statement reporting purposes with respect to 2007 in accordance with SFAS No. 123R of the aggregate incremental value of equity-based compensation received in lieu of annual cash retainers and fees in excess of the cash such director would have received if the director had not elected to receive equity-based compensation.

It is also the philosophy of the Company that directors should have meaningful equity ownership in the Company. In 2004, the Board established ownership guidelines covering directors. The guidelines are for each director to own shares with a value of four times the annual board retainer. These guidelines are expected to be achieved over five years and include all owned shares, as well as DSUs credited to the directors, but outstanding and unexercised stock options are not counted. All directors who have served on the Board for more than five years have satisfied or exceeded the stock ownership guideline.

Mr. Morris is an employee of Arbitron and is not separately compensated for his service as a director.

2007 Director Compensation

	Fees Earned or
	Paid in		Option		All Other
	Cash	Stock Awards	Awards		Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)(5)		($)(6)	($)

Alan W. Aldworth(7)	14,949	2,247	(22,576	)(8)	185	(5,195	)(8)
Shellye L. Archambeau	47,250	2,969	183,703	(9)	56	233,978
David W. Devonshire	22,541	0	28,231	(9)	0	50,772
Philip Guarascio	71,625	0	108,753		1,931	182,309
William T. Kerr	40,988	0	48,905	(9)	0	89,893
Larry E. Kittelberger	74,250	14,866	108,753		2,654	200,523
Luis G. Nogales	64,181	7,941	108,753		874	181,749
Lawrence Perlman(7)	17,199	0	0		0	17,199
Richard A. Post	81,250	8,054	108,753		645	198,702

(1)	We report in this column the cash value of board retainer fees, committee chair fees, and board and committee meeting fees earned by each director in 2007. Pursuant to the terms of our Non-employee Director Incentive Program described above, each director may elect to receive either stock options or DSUs, or a combination, in lieu of annual cash retainers and fees. If a director elects to receive equity-based compensation in lieu of annual cash retainers and fees, the aggregate incremental value of such equity-based compensation in excess of the cash such director would have received is reported in the Stock Awards or Option Awards columns of this table, as applicable. Directors made elections for 2007 compensation prior to the end of 2006. For 2007, Mr. Aldworth elected to receive 278 DSUs in lieu of board retainer fees and $3,750 in cash for board and committee meeting fees. Ms. Archambeau elected to receive 390 DSUs and options to purchase 1,302 shares of common stock in lieu of board retainer fees and $32,250 in cash for board and committee meeting fees. Mr. Devonshire, Mr. Guarascio, and Mr. Kerr received all retainers and fees in cash. Mr. Kittelberger elected to receive 782 DSUs in lieu of board retainer fees, 194 DSUs in lieu of committee chair fees, 390 DSUs in lieu of board meeting fees (including 43 DSUs for a meeting held during the fourth quarter of 2007 but not issued until the second quarter of 2008, due to an administrative error), and 563 DSUs in lieu of committee meeting fees. Mr. Nogales elected to receive 783 DSUs in lieu of board retainer fees, 252 DSUs in lieu of Lead Independent Director fees, and $24,750 in cash for board and committee meeting fees. Mr. Perlman received $11,199 in cash for retainer fees and received $6,000 in cash for board and committee meeting fees. Mr. Post elected to receive 783 DSUs in lieu of board retainer fees, 260 DSUs in lieu of committee chair fees, and $41,250 in cash for board and committee meeting fees.

(2)	Pursuant to the terms of our Non-employee Director Incentive Program, directors may elect to receive DSUs in lieu of annual cash board retainer fees, committee chair fees, and board and committee meeting fees. We report in this column the dollar amount recognized for financial statement reporting purposes with respect to 2007 in accordance with SFAS No. 123R of the aggregate incremental value of (A) DSUs received by directors in lieu of annual cash retainers and fees in excess of (B) the cash such director would have received if the director had not elected to receive DSUs.

(3)	As of December 31, 2007, the aggregate number of DSUs (including dividend equivalents) held by each person who served as a director during 2007 was as follows: Mr. Aldworth — 0, Ms. Archambeau — 391, Mr. Devonshire — 0, Mr. Guarascio — 4,855, Mr. Kerr — 0, Mr. Kittelberger — 7,850 (see note in Footnote 1 above for a description of the 43 DSUs earned by Mr. Kittelberger in the fourth quarter of 2007 but not yet issued), Mr. Nogales — 2,904, Mr. Perlman — 0, and Mr. Post — 2,291. We provide complete beneficial ownership information of Arbitron stock for each of our directors in this proxy statement under the heading, “— Stock Ownership Information — Stock Ownership of Arbitron’s Directors and Executive Officers.”

(4)	We report in this column the aggregate dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in 2007 in accordance with SFAS No. 123R, with respect to stock options to the extent a portion of the vesting period occurred in 2007. Please refer to note 16 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for a discussion of the assumptions related to the calculation of such value. On May 15, 2007, each continuing director received an annual grant of options to purchase 7,000 shares of our common stock. These options have an exercise price equal to $48.25 per share, are fully vested on the date of grant, and become exercisable six months after the date of grant. Pursuant to the terms of our Non-employee Director Incentive Program, directors may elect to receive stock options in lieu of annual cash board retainer fees, committee chair fees, and board and committee meeting fees. For Ms. Archambeau only, this amount includes the aggregate dollar amount recognized for financial statement reporting purposes with respect to 2007 in accordance with SFAS No. 123R of the aggregate incremental value of (A) stock options received by Ms. Archambeau in lieu of annual cash retainers and fees in excess of (B) the cash Ms. Archambeau would have received had she not elected to receive stock options.

(5)	As of December 31, 2007, the aggregate number of unexercised options (vested and unvested) held by each person who served as a director during 2007 was as follows: Mr. Aldworth — 14,000, Ms. Archambeau — 30,302, Mr. Devonshire — 15,000, Mr. Guarascio — 58,386, Mr. Kerr — 15,000, Mr. Kittelberger — 68,366, Mr. Nogales — 73,891, Mr. Perlman — 49,112, and Mr. Post — 86,468. We provide complete beneficial ownership information of Arbitron stock for each of our directors in this proxy statement under the heading, “— Stock Ownership Information — Stock Ownership of Arbitron’s Directors and Executive Officers.”

(6)	Amounts reported in this column represent dividend equivalent units received in respect of DSUs held by each person who served as a director during 2007. In 2007, Mr. Aldworth received approximately four dividend equivalent units, Ms. Archambeau received approximately one dividend equivalent unit,

Mr. Devonshire received 0 dividend equivalent units, Mr. Guarascio received approximately 42 dividend equivalent units, Mr. Kerr received 0 dividend equivalent units, Mr. Kittelberger received approximately 58 dividend equivalent units, Mr. Nogales received approximately 19 dividend equivalent units, Mr. Perlman received 0 dividend equivalent units, and Mr. Post received approximately 14 dividend equivalent units.

(7)	Mr. Aldworth and Mr. Perlman did not stand for reelection when their terms expired in 2007.

(8)	Mr. Aldworth’s initial grant of options to purchase 15,000 shares of common stock was granted in May 2004 with a three year vesting life. Prior to the end of the three year vesting life, 5,000 unvested options were cancelled following Mr. Aldworth’s decision not to stand for reelection as a director. In accordance with SFAS No. 123R, a reversal of previously recognized expense was recorded on the Company’s income statement in 2007 at the time of the cancellation.

(9)	Pursuant to SFAS No. 123R, expense is recognized over a three-year vesting period for each director’s initial grant of options to purchase 15,000 shares of common stock. Ms. Archambeau received her initial grant on November 15, 2005, Mr. Kerr received his initial grant on May 15, 2007, and Mr. Devonshire received his initial grant on August 29, 2007.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Information concerning the persons who currently serve as our executive officers is provided below. Each of the named persons has been elected to the office indicated opposite the person’s name. The executive officers serve at the discretion of the Board of Directors. Officers generally are elected at the annual meeting of directors held immediately following the annual meeting of stockholders. The Board of Directors may elect additional executive officers from time to time.

Stephen B. Morris, age 64, Chairman, President and Chief Executive Officer since May 2007

•	Director of Arbitron since March 2001

•	President and Chief Executive Officer of Arbitron from March 2001 to May 2007

Pierre C. Bouvard, age 46, President of Sales and Marketing since December 2005

•	President of Portable People Meter/International of Arbitron from January 2005 to December 2005

•	President of International/New Ventures of Arbitron from July 2002 to December 2004

Owen Charlebois, age 55, President of Technology, Research & Development since October 2007

•	President of Operations, Technology, Research & Development from December 2005 to October 2007

•	President of U.S. Media Services of Arbitron, from March 2001 to December 2005

Sean R. Creamer, age 43, Executive Vice President of Finance and Planning and Chief Financial Officer since November 2005

•	Senior Vice President and Chief Financial Officer of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), a publicly traded company focused on providing higher education through a global network of accredited campus-based and online universities, from April 2001 to September 2005

Linda Dupree, age 49, Executive Vice President, Portable People Meter New Product Development since February 2007

•	Senior Vice President of Portable People Meter New Product Development from March 2003 to January 2007

•	Senior Vice President of Advertiser/Agency Services of Arbitron from March 2001 to February 2003

Vaughan Scott Henry, age 46, Executive Vice President and Chief Information Officer since February 2005

•	Regional Vice President of Delivery Operations of E5 Systems, a private IT services company, from July 2003 to January 2005

•	Chief Customer Officer of Vitria Technology, Inc., a publicly traded provider of business process integration solutions, from October 2001 to April 2003

Claire L. Kummer, age 61, Executive Vice President of Operations, Integration and Manufacturing since December 2005

•	Executive Vice President of Operations from March 2001, to December 2005

Kathleen T. Ross, age 55, Executive Vice President and Chief Administrative Officer since September 2005

•	Executive Vice President, Organization Effectiveness and Public Relations of Arbitron from March, 2001 to September 2005

Timothy T. Smith, 44, Executive Vice President and Chief Legal Officer, Legal and Business Affairs since August 2006

•	Senior Vice President, General Counsel and Corporate Secretary of Manugistics, Inc., a public software company, from January 2000 to July 2006

•	Vice President, General Counsel of Land Rover North America from May 1998 to December 2000

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officer (“CEO”), our principal financial officer (“CFO”) and our three other most highly compensated executive officers in 2007. We refer to these five persons throughout this proxy statement as the named executive officers or “NEOs.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

We believe that the performance of the NEOs and other executive officers has the potential to impact both our short and long-term profitability. Therefore, the Compensation and Human Resources Committee (referred to as the “Committee” in the remainder of this section) and management place considerable importance on the design and administration of the executive compensation program.

Objectives

Our executive compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive in the various labor markets and industries where we compete for talent. We provide incentives to advance the interests of stockholders and deliver levels of compensation that are commensurate with performance. Overall, we design our executive compensation program to:

•	support our corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding superior achievement;

•	recruit and retain executive talent; and

•	create a strong performance alignment with the interests of stockholders.

We are in the process of executing a multi-year strategic plan that management and the Board believe will transform the Company from diary-based audience measurement to electronic and multi-media measurement.

Components

We seek to achieve the objectives of our compensation program through the following three key compensation elements:

•	base pay;

•	annual performance-based, non-equity incentive plan payments; and

•	periodic grants of long-term, equity-based compensation, such as stock options, restricted stock units and/or restricted stock, which are subject to time-based vesting requirements.

In making decisions with respect to any component of a NEOs compensation, we consider the total compensation that may be awarded to the NEO, including the foregoing as well as post-termination compensation. Our goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Setting 2007 Executive Compensation

When making compensation decisions with respect to each component of compensation, the Committee considers the competitive market for executives and also looks at the compensation of our CEO and the other NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers — this is often referred to as “benchmarking.” We believe, however, that a benchmark should be just that — a point of reference for measurement — but not the determinative factor for our executives’ compensation. The purpose of the comparison is to augment and not to supplant the analyses of internal pay equity and individual performance that we consider when making compensation decisions.

We refer to the current peer group of companies considered by the Committee, collectively, as the “Compensation Peer Group.” With the assistance of its compensation consultant, the Committee reviews the composition of the Compensation Peer Group annually to ensure that comparison companies are relevant and appropriate. The Committee replaced five of the companies comprising the Compensation Peer Group in 2006 with eight new companies in 2007. We believe that the group of companies is representative of the sector in which we operate, and the group was chosen because of each company’s relative leadership position in our sector, relative size as measured by revenues and market capitalization and the relative complexity of its business. Our peer group currently consists of the following companies:

ACXIOM Corporation	Harte-Hanks, Inc.
Catalina Marketing Corporation	infoUSA Inc.
The Corporate Executive Board Company	Interactive Data Corporation
CoStar Group, Inc.	inVentive Health, Inc.
Factset Research System, Inc.	Morningstar, Inc.
Fair Isaac Corporation	Omniture, Inc.
Forrester Research, Inc.	TeleTech Holdings, Inc.
Gartner, Inc.	TiVo, Inc.

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions. Other factors considered when making individual executive compensation decisions are individual contribution and performance, reporting structure, internal pay relationship, complexity, impact on financial results, importance of role and responsibilities, leadership, and professional growth potential. All executive compensation decisions are made by the Committee after input from the CEO (except for his own compensation) and review with the Committee’s independent consultant.

Base Salary

The purpose of base salary is to reflect job responsibility, experience, value to the Company and individual performance with respect to market competitiveness. Minimum salary for Mr. Morris is specified in his employment agreement. The Committee determines the amount of any increase over this minimum salary for Mr. Morris, and the salaries for our other NEOs based on the following:

•	the nature and responsibility of the position and, to the extent available, salaries for persons in comparable positions at comparable companies;

•	the expertise, performance, and promotability of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the CEO (except for his own compensation).

We compete with many larger companies for top executive talent. As such, the base salary component is generally targeted to be between the 50th and 60th percentile of the Compensation Peer Group. However, recruiting, retaining and recognizing performance of specific executives may result in some variation from this target. Salaries are generally reviewed annually. These targets recognize the Committee’s expectation that, over the long term, Arbitron will generate stockholder returns in excess of the average of the Compensation Peer Group.

Base salary is the foundation of our executive compensation program and is designed to compensate executives for services rendered during the year. In setting base salaries, the Committee considers the importance of linking a high proportion of executive officers’ compensation to performance in the form of the annual non-equity incentive plan payment, which is tied to both Company performance measures and individual performance as well as long-term stock-based compensation, which is tied to Company stock price performance and performance compared to the Compensation Peer Group.

Non-equity Incentive Plan Compensation

Our compensation program provides for annual cash incentive awards that are based on individual contribution. The objective is to compensate executives based on the achievement of specific goals that are expected to correlate closely with growth of long-term stockholder value.

We design the annual non-equity incentive plan to reward executives for achieving corporate goals and provide significant upside for exceeding such goals. Early in the fiscal year, the Committee, working with the CEO, CFO and the Committee’s independent consultant, sets performance goals for the Company and for individual executives. The annual non-equity incentive plan compensation for which executives other than the CEO are eligible is equal to between 40% and 55% of salary at the “target” performance level for full achievement of the performance goals, and up to two times “target” for superior performance. The Committee also has discretion to grant non-equity incentive payments in excess of the “superior” level of performance in order to reward actual performance that exceeds the “superior” level. Pursuant to the terms of his employment agreement, the target annual non-equity incentive plan payment for Mr. Morris is equal to 75% of his base salary at the “target” performance level and 150% of his base salary at the “superior” performance level during the term of the agreement.

The CEO’s and the CFO’s annual non-equity incentive payments are based entirely on the achievement of corporate goals. The other NEOs’ annual non-equity incentive payments are based 50% on the achievement of corporate goals and 50% on the achievement of individual goals, based on the evaluation and recommendation of the CEO. We equally weight the annual non-equity incentive determinations for NEOs other than the CEO and CFO between corporate goals and individual goals in order to focus those executives on the areas for which they are responsible, while also recognizing them as leaders of the Company as a whole.

At the beginning of 2007, the Committee established performance goals for 2007 annual non-equity incentive payments based on the following four key corporate financial and performance measures: earnings per share, revenue, Portable People Meter (“PPM”), which is our portable electronic media measurement service, and Project Apollo, which was our pilot single-source, national market research service with The Nielsen Company. The Committee selected the two financial targets, earnings per share and revenue, in order to motivate executives to achieve the Company’s overall financial performance objectives. We weighted the two financial targets, in the aggregate, at 50% of the total corporate goals to reflect the importance the Committee places on the Company’s financial performance. Between the two financial targets, earnings per share is emphasized in order to focus executives’ attention on a financial measure that the Committee believes aligns the interests of management with those of long-term stockholders and rewards management for creating value for such long-term stockholders. In determining the extent to which the financial performance goals are met or exceeded, the Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual, or infrequently occurring events.

Earnings per share (40% of total non-equity incentive plan payment)
Threshold	$1.39
Target	$1.44
Superior	$1.49
Revenue growth (10% of total non-equity incentive plan payment)
Threshold	5.5%
Target	6.5%
Superior	7.5%

The Board and management have identified the shift away from diary-based radio audience measurement and toward electronic and multi media measurement as a crucial component of the Company’s future success. The two non-financial performance targets, Portable People Meter and Project Apollo, are two key areas the Committee believes require significant Company-wide effort in order to achieve the Company’s strategic goals. Accordingly, the Committee selected the two non-financial targets in order to reward executives for significant progress toward achieving long-term strategic goals that the Board believes are necessary to position the Company for future growth.

Portable People Meter (40% of total non-equity incentive plan payment)

Threshold	PPM-based ratings used as currency for radio advertising transactions in the Houston — Galveston and Philadelphia local markets.

Target	PPM-based ratings used as currency for radio advertising transactions in the Houston — Galveston, Philadelphia, New York, Nassau — Suffolk, and Middlesex — Somerset — Union local markets.

Superior	PPM commercialization on schedule with the previously announced 2007-2008 rollout plan.

Project Apollo (10% of total non-equity incentive plan payment)

Threshold	Committee judgment of progress toward launch

Target	Sufficient customer commitments secured for a 2008 launch

Superior	Committee judgment of progress toward launch

As part of our annual financial and strategic planning process, the Committee (typically in January) reviews and assesses the Company’s performance against each of the performance goals established at the outset of the prior year. The Committee also considers the recommendation of the CEO (for executive officers other than himself) in exercising its judgment. Following consideration of a variety of data regarding 2007 results, the Committee approved the following assessment of 2007 performance:

Component	Actual Performance	Score

EPS	$1.35	Below Threshold — no payout
Revenue	+6.9%	140% of Target
Portable People Meter	Houston-Galveston and Philadelphia commercialized	Threshold
Project Apollo	Committee judgment	Threshold

Accordingly, the Committee determined that the corporate performance component of each NEO’s non-equity incentive plan payment was equal to approximately 39% of the target corporate performance non-equity incentive plan payment for which such executive was eligible, as compared to 144.5% in 2006. The Committee also determines whether, and the extent to which, personal goals have been met based in substantial part upon the recommendation of the CEO. In particular, the Committee considered substantial successes involving PPM sales when evaluating Mr. Bouvard’s 2007 performance. As a result of these determinations, the Committee awarded in 2007 non-equity incentive plan payments in the amounts set forth in the Summary Compensation Table.

Long-term Incentive Equity

The long-term incentive program provides a periodic award (typically annual) that is based on competitive grant guidelines and adjusted for individual contributions. The objective of the program is to align compensation for NEOs over a multiyear period with the interests of stockholders by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to NEOs and the other goals of the compensation program described above. Committee meetings, at which grants are determined, are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company.

On February 20, 2007, the Committee approved grants of restricted stock units to executive officers, including the NEOs other than Ms. Dupree, as set forth in “— 2007 Grants of Plan-Based Awards” below. The Committee approved the grant of restricted stock units to Ms. Dupree at its meeting on May 15, 2007. During 2007, the Committee granted exclusively restricted stock units, and no options, as was the mix in prior years. The shift to all restricted stock units in 2007 was to emphasize employment retention during the Company’s critical transition period, while continuing to recognize stockholder returns in the underlying value of the shares.

Restricted stock units granted to NEOs, except for Mr. Morris’s 2007 grant, vest in equal annual installments over the first four anniversaries of the grant date, based on continued employment. All unvested restricted stock units are forfeitable upon termination of employment, unless otherwise indicated in individual employment agreements. The restricted stock units granted in 2007 do not provide voting or dividend rights until the units are vested and converted into common stock.

Mr. Morris’s 2007 grant of restricted stock units vests, subject to continued employment, in three equal installments beginning on December 31, 2007 and ending on December 31, 2009, coinciding with the expiration of his employment agreement. On the vesting date of each annual installment, Mr. Morris will receive a number of shares of common stock representing 50% of that annual installment, rounded down to the next whole share, of the restricted stock units vesting on that date, with the number of remaining restricted stock units vesting on such date credited to Mr. Morris’s account as an equivalent number of deferred stock units. This is to provide a balance between annual pay delivery and future ownership.

In addition to the long-term incentive equity awards paid to NEOs in 2007 and/or set forth in the tables below, in March 2008, the Committee granted long-term incentives for 2008. The grants to NEOs, other than to Mr. Morris, were approximately equally weighted in value between restricted stock units and stock options. This mix of grant types was determined by the Committee to most effectively balance risk and reward for the future stockholder value creation with ownership and retention objectives of the executive compensation program. Grants to NEOs were in the following amounts: Mr. Morris: 43,333 restricted stock units, Mr. Creamer: 10,486 restricted stock units and 39,146 stock options, Mr. Bouvard: 9,009 restricted stock units and 33,630 stock options, Mr. Charlebois: 9,009 restricted stock units and 33,630 stock options, and Ms. Dupree: 6,292 restricted stock units and 23,488 stock options.

Mr. Morris’s 2008 grant of restricted stock units vests in two equal annual installments beginning on December 31, 2008, subject to continued employment to coincide with the expiration of his employment agreement. On the vesting date of each annual installment, Mr. Morris will receive a number of shares of common stock representing 50% of that annual installment, rounded down to the next whole share, of the restricted stock units vesting on that date, with the number of remaining restricted stock units vesting on such date credited to Mr. Morris’s account as an equivalent number of deferred stock units. The design and rationale is the same as described earlier for his restricted stock unit grants in 2007. Each of the other NEOs’ 2008 grant of restricted stock units vests in equal annual installments over the first four anniversaries of the grant date, based on continued employment. All unvested restricted stock units are forfeitable upon termination of employment, unless otherwise indicated in individual employment contracts. The restricted stock units granted in 2008 do not provide voting or dividend rights until the units are vested and converted into common stock.

Each of the stock options granted to NEOs in 2008 have exercise prices equal to $41.96, the closing price of the Company’s common stock on March 1, 2008, the date the Committee approved the grant. The options vest in three equal annual installments beginning on the first anniversary of the date of grant, and have a term of 10 years during Company employment.

In determining long-term incentive grant, the Committee considers other components of compensation paid by the Company, any contractual requirements, individual performance, market data on total compensation packages, the value of long-term incentive grants at targeted companies within the Compensation Peer Group, total stockholder return, share usage and stockholder dilution and, except in the case of the award to the CEO, the recommendations of the CEO.

Benefits and Perquisites

With limited exceptions, our NEOs are provided with benefits and perquisites that are substantially the same as those offered to other employees of the Company.

Post Termination Compensation

Retirement Plans

Mr. Morris and Ms. Dupree participate in a defined benefit pension plan and a supplemental retirement plan, the Arbitron Benefit Equalization Plan (“BEP”), and Mr. Morris is the sole participant in the Supplemental Executive Retirement Plan (“SERP”). The amounts payable under such retirement plans to Mr. Morris and Ms. Dupree are determined by the plans’ benefit formulas, which we describe in the section “Pension Benefits Table” below. The amount of benefits varies based upon the plan, the executive’s years of service with us and the executive’s compensation.

We offer a qualified 401(k) Plan to provide our employees tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan to encourage employees to save money for their retirement. This plan and our contributions to it enhance the range of benefits we offer to executives, encourage retirement savings in a cost and tax-efficient way, and further our ability to attract and retain employees.

Under the terms of the 401(k) Plan, employees may defer from 1% to 17% of their eligible earnings, and we make a matching contribution of 50% of before tax employee contributions up to a maximum of 3% to 6% of eligible employee earnings. We may also make an additional discretionary matching contribution of 0% to 30% of before tax employee contributions up to a maximum of 3% to 6% of eligible employee earnings

(depending on the Company’s profitability). The 3% maximums referred to in the previous sentences relate to employees who are pension participants and the 6% maximums relate to employees who are not pension participants.

Our matching contributions to the 401(k) Plan for each NEO are set forth in the Summary Compensation Table below. See also “— 2007 Nonqualified Deferred Compensation — 401(k) Plan.”

Morris Employment Agreement

Mr. Morris is party to an employment agreement with the Company that provides for continued employment until December 31, 2009. The agreement also provides for the Company to retain Mr. Morris to provide consulting services to the Company for three years commencing January 1, 2010. During the consulting term, the Company will pay Mr. Morris a quarterly consulting fee of $83,333, as well as reasonable costs and expenses incurred in providing the consulting services. Pursuant to the agreement, Mr. Morris waived any rights to accelerate the vesting of restricted stock awards or stock options upon his retirement.

The agreement also provides for the payment of a lump sum to Mr. Morris or his estate upon his death or disability or a change of control of the Company during the term of the agreement. The terms of the change of control provision during the term of the agreement are described in the section “— Potential Payments Upon Termination or Change in Control” below.

Executive Retention Agreements

We have entered into Retention Agreements with members of senior management, including each of our NEOs other than Mr. Morris that provide for severance payments under some circumstances, and for payments with respect to stock options and restricted stock grants upon a change in control. Except for these Retention Agreements, we do not have agreements with any of our NEOs other than Mr. Morris that require us to pay their salary for any period of time. We entered into the Retention Agreements because we do not want our executives distracted by a rumored or actual change in control of the Company. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of stockholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe our Retention Agreements assist us in retaining our executive talent. The material terms of the retention agreements are described in the section “— Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Guidelines

During 2004, the Committee recommended and the Board established stock ownership requirements for our executive officers. These officers are expected, over time, to acquire and hold Company stock (including restricted stock units) equal in value to at least the following:

•	CEO — three times annual salary;

•	CFO and Presidents — two times annual salary; and

•	Other executive officers — one time annual salary.

These guidelines are expected to be achieved within three years of becoming an executive officer, and include owned shares of common stock, restricted shares, and restricted stock units or DSUs that only can be settled in common stock. However, no outstanding unexercised stock options are taken into account for purposes of satisfying these guidelines. The purpose of stock ownership requirements is to more closely align our key executives’ interests with our stockholders. All NEOs who have been in their positions for more than three years have either satisfied or exceeded the applicable stock ownership guideline.

Role of Management

The role of Arbitron management is to provide reviews and recommendations for the Committee’s consideration, and to manage the Company’s executive compensation programs, policies, and governance. Direct responsibilities are the following:

•	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives;

•	Providing an assessment of the Company’s performance relative to corporate, business unit, and individual performance targets;

•	Recommending changes, if necessary to ensure achievement of all program objectives; and

•	Recommending pay levels, payout and/or awards for executive officers other than the CEO.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), disallows any tax deductions for compensation exceeding $1 million and paid in a taxable year to any NEO other than the CFO, all of whom are “covered employees” under Section 162(m). However, certain performance-based compensation, determined under pre-established objective performance goals, can be deducted even in excess of the $1 million limit. The Committee considers the potential impact of Section 162(m) as one factor to be taken into account in setting total compensation and its component elements. However, the Committee believes that it must retain flexibility, in observing its overall compensation philosophy and objectives, to structure total compensation to include components, such as service-vesting restricted stock units, that would not be treated as performance-based compensation under the Section, both in order to attract and retain top talent and to appropriately gauge the performance of executives. Achieving the desired flexibility in the design and delivery of total compensation, therefore, may result in some compensation not being deductible for federal income tax purposes.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation and
Human Resources Committee of the
Board of Directors

William T. Kerr, Chair
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales

Summary of Cash and Certain Other Compensation and Other Payments to the NEOs

The following sections provide a summary of cash and certain other amounts we paid for the years ended December 31, 2006 and December 31, 2007 to the NEOs. The compensation we disclose below is presented in accordance with SEC regulations. According to those regulations we are required in some cases to include:

•	amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of Arbitron;

•	an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the award will not be forfeited, and even though the actual realization of value from the award may depend on whether our stock price appreciates above its price on the date of grant; and

•	the increase in present value of future pension payments, even though such increase is not cash compensation paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his or her compensation at retirement and, in some cases, the number of years the executive lives following his or her retirement.

Therefore, we encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with our Compensation Discussion and Analysis above.

2007 Summary Compensation Table

The following table provides information concerning the compensation of our NEOs for our most recently completed fiscal year.

In the column “salary,” we disclose the amount of base salary paid to the NEO during the fiscal year.

In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the award of stock or options measured in dollars and calculated in accordance with SFAS No. 123R. For restricted stock, the SFAS No. 123R fair value per share is equal to the closing price of our stock on the date of grant. Except with respect to Mr. Morris, restricted stock awards typically vest in four equal annual installments beginning on the first anniversary of the date of grant. Awards are conditioned on the participant’s continued employment with Arbitron, but may have additional restrictions. We recognize such expense ratably over the vesting period. For stock options, the SFAS No. 123R fair value per share is based on certain assumptions, which we explain in note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K. We recognize such expense ratably over the vesting period. The amounts shown in the 2007 Summary Compensation Table also include a ratable portion of each grant we made in prior years to the extent a portion of the vesting period occurred in 2007. Please also refer to the second table in this Proxy Statement, “— Summary of Cash and Certain Other Compensation and Other Payments to the NEOs — Grants of Plan-Based Awards.”

In the column “Non-equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans.

In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in 2007; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans.

Retirement benefits for two of our NEOs, Mr. Morris and Ms. Dupree, constitute a significant percentage of their total compensation.

In the column “All other compensation,” we disclose the sum of the dollar value of:

•	perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•	profit sharing;

•	all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes;

•	our contributions to vested and unvested defined contribution plans; and

•	an annual cash “adder” to cover expense reimbursement.

2007 Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)	($)(3)	($)

Stephen B. Morris	2007	645,766	1,138,748	385,162	189,805	389,921	9,921	2,759,323
Chairman, President and Chief Executive Officer	2006	593,208	471,420	972,226	642,889	371,768	35,657	3,087,168
Sean R. Creamer	2007	399,461	306,610	61,769	75,566	0	10,427	853,833
Executive Vice President and Chief Financial Officer	2006	350,000	163,216	51,615	252,875	0	27,721	845,427
Pierre C. Bouvard	2007	355,159	275,815	296,331	159,637	0	12,669	1,099,611
President of Sales and Marketing	2006	326,968	94,697	506,435	208,585	0	29,978	1,166,663
Owen Charlebois	2007	379,461	275,815	357,217	81,607	0	10,427	1,104,527
President of Technology, Research & Development	2006	350,633	94,697	660,832	274,242	0	25,250	1,405,654
Linda Dupree	2007	292,154	172,703	143,237	55,905	48,741	7,326	720,066
Executive Vice President, Portable People Meter New Product Development	2006	252,554	54,114	224,878	124,279	46,451	20,064	722,340

(1)	Consists of the aggregate dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in 2007 in accordance with SFAS No. 123R with respect to restricted stock and restricted stock unit awards for each NEO, to the extent a portion of the vesting period occurred in 2007. Please refer to note 16 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for a discussion of the assumptions related to the calculation of such value.

(2)	Consists of the aggregate dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in 2007 in accordance with SFAS No. 123R with respect to stock options granted in 2004, 2005, 2006 and 2007, to the extent a portion of the vesting period occurred in 2007. Please refer to note 16 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for a discussion of the assumptions related to the calculation of such value.

(3)	The amounts shown as all other compensation for 2007 consist of the following:

	401(k) Match	Expense Adder	Tax Gross-up	Profit Sharing
	($)	($)(A)	($)	($)

Stephen B. Morris	5,704	961	2,556	700
Sean R. Creamer	9,150	577	0	700
Pierre C. Bouvard	9,640	577	1,752	700
Owen Charlebois	9,150	577	0	700
Linda Dupree	4,288	580	1,758	700

(A)	Represents an annual cash amount paid to each NEO to cover business-related expenses.

2007 Grants of Plan-Based Awards

In this table, we provide information concerning each grant of an award made to a NEO in the most recently completed fiscal year under any plan. For 2007, this includes only restricted stock unit awards under the Arbitron Inc. 1999 Stock Incentive Plan, which we discuss in greater detail in this proxy statement under the caption, “Compensation Discussion and Analysis.” In the fourth column, we report the number of restricted stock units granted in the fiscal year. In the fifth column, we report the aggregate SFAS No. 123R value of all awards made in 2007; in contrast to how we present amounts in the Summary Compensation Table, we report such figures here without apportioning such amount over the service or vesting period. In all cases, the grant date fair value was equal to the closing market price of our common stock on the grant date, which was the date on which the Compensation and Human Resources Committee approved the grant, which price we report in the sixth column.

2007 Grants of Plan-Based Awards

			All Other
			Stock
			Awards:	Grant Date	Closing
			Number of	Fair Value	Market
			Shares of	of Stock and	Price on
		Grant	Stock or	Option Awards	Date of
Name	Award Type	Date	Units (#)	($)	Grant ($)

Stephen B. Morris	Restricted Stock Units(1)	2/20/2007	43,333	1,997,651	46.10
Sean R. Creamer	Restricted Stock Units(2)	2/20/2007	13,667	630,048	46.10
Pierre C. Bouvard	Restricted Stock Units(2)	2/20/2007	16,400	756,040	46.10
Owen Charlebois	Restricted Stock Units(2)	2/20/2007	16,400	756,040	46.10
Linda Dupree	Restricted Stock Units(2)	5/15/2007	10,933	527,517	48.25

(1)	Granted under the Arbitron 1999 Stock Incentive Plan. The restricted stock units granted in 2007 to Mr. Morris vest in three equal annual installments beginning on December 31, 2007, and thereafter on December 31 of each year through December 31, 2009, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control). On the vesting date of each annual installment, Mr. Morris will receive a number of shares of common stock representing 50% of that annual installment, rounded down to the next whole share, of the restricted stock units vesting on that date, with the number of remaining restricted stock units vesting on such date credited to Mr. Morris’s account as an equivalent number of deferred stock units.

(2)	Granted under the Arbitron 1999 Stock Incentive Plan. The restricted stock units granted in 2007 to NEOs other than Mr. Morris vest in equal annual installments over four years beginning on the first anniversary of the date of grant, subject to continued employment (with limited exceptions for termination of employment due to death, disability and change in control).

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock that has not vested outstanding as of the end of our most recently completed fiscal year for each NEO. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

For option awards, the table discloses the number of shares underlying both exercisable and unexercisable options, as well as the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

We computed the market value of stock awards by multiplying the closing market price of our stock at the end of the most recently completed fiscal year by the number of shares or units of stock.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards				Stock Awards
							Market
	Number of	Number of			Number of		Value of
	Securities	Securities			Shares or		Shares or
	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Option		Stock That		Stock That
	Options	Options	Exercise	Option	Have Not		Have Not
	(#)	(#)	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)		($)

Stephen B. Morris	58,382	0	23.91	10/20/2009	—		—
	120,000	0	38.26	8/19/2014	—		—
	86,667	43,333	41.05	2/23/2015	—		—
	—	—	—	—	66,423	(2)	2,761,204
Sean R. Creamer	20,000	0	40.90	9/15/2015	—		—
	5,000	10,000	38.88	3/1/2016	—		—
	—	—	—	—	25,667	(3)	1,066,977
Pierre C. Bouvard	13,340	0	38.26	8/19/2014	—		—
	15,800	16,666	41.05	2/23/2015	—		—
	0	23,333	38.88	3/1/2016	—		—
	—	—	—	—	25,150	(4)	1,045,485
Owen Charlebois	30,000	0	38.26	8/19/2014	—		—
	46,667	23,333	41.05	2/23/2015	—		—
	11,667	23,333	38.88	3/1/2016	—		—
	—	—	—	—	25,150	(4)	1,045,485
Linda Dupree	0	6,666	41.05	2/23/2015	—		—
	0	13,333	38.88	3/1/2016	—		—
	—	—	—	—	15,933	(4)	662,335

(1)	Vesting dates of unvested option awards are as follows: Mr. Morris 43,333 on 2/23/08; Mr. Creamer — 5,000 on 3/1/08, and 5,000 on 3/1/09; Mr. Bouvard — 16,666 on 2/23/08, 11,667 on 3/1/08, and 11,666 on 3/1/09; Mr. Charlebois — 23,333 on 2/23/08, 11,667 on 3/1/08, 11,666 on 3/1/09; and Ms. Dupree — 6,666 on 2/23/08, 6,667 on 3/1/08, 6,666 on 3/1/09.

(2)	Pursuant to his employment agreement, Mr. Morris was granted 48,500 shares of restricted stock on 3/1/06, which vest in four equal annual installments beginning on 12/31/06, subject to continued employment. On 3/31/06, Mr. Morris elected to receive 50% of the shares that will vest on each of 12/31/07, 12/31/08 and 12/31/09 in the form of DSUs. Mr. Morris’s 2007 grant of 43,333 restricted stock units vests in three equal annual installments beginning on 12/31/07. On the vesting date of each annual installment, Mr. Morris will receive a number of shares of common stock representing 50% of that annual installment, rounded down to the next whole share, of the restricted stock units vesting on that date, with the number of remaining restricted stock units vesting on such date credited to Mr. Morris’s account as an equivalent number of deferred stock units. Accordingly, on each of 12/31/07, 12/31/08 and 12/31/09 (i) an aggregate of 13,284 shares become vested, a portion of which is applicable to each of the 2006 and the 2007 grants; and (ii) Mr. Morris’s account is credited with 13,284 DSUs, a portion of which is applicable to each of the 2006 and 2007 grants.

(3)	Vesting dates of unvested shares of restricted stock and restricted stock units for Mr. Creamer are as follows: 250 shares on the 15th of each month through 9/15/10, 3,417 on 2/20/08, 1,250 on 3/1/08, 3,417 on 2/20/09, 1,250 on 3/1/09, 3,417 on 2/20/10, 1,250 on 3/1/10, and 3,416 on 2/20/11.

(4)	Vesting dates of unvested shares of restricted stock and restricted stock units are as follows: Mr. Bouvard and Mr. Charlebois— 4,100 on 2/20/08, 2,917 on 3/1/08, 4,100 on 2/20/09, 2,917 on 3/1/09, 4,100 on 2/20/10, 2,916 on 3/1/10, and 4,100 in 2/20/11; and Ms. Dupree — 2,734 on 2/20/08, 1,667 on 3/1/08, 2,733 on 2/20/09, 1,667 on 3/1/09, 2,733 on 2/20/10, 1,666 on 3/1/10, and 2,733 on 2/20/11.

Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options and similar instruments, and vesting of restricted stock and similar instruments, during the most recently completed fiscal year for each of the NEOs on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of restricted stock that have vested; and the aggregate dollar value realized upon vesting of stock.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stephen B. Morris	70,965	1,294,446	13,285	552,257
Sean R. Creamer	0	0	4,250	199,278
Pierre C. Bouvard	45,861	523,470	2,917	130,711
Owen Charlebois	40,000	478,340	2,917	130,711
Linda Dupree	42,002	512,419	1,667	74,698

2007 Pension Benefits Table

Arbitron has established a voluntary, tax-qualified, defined benefit pension plan funded by employee and employer contributions. The plan covers Arbitron employees who, as of December 31, 2000, were eligible to participate in the Ceridian Corporation (“Ceridian”) pension plan. The Ceridian plan was closed to new participants effective January 2, 1995. Benefits earned under the Ceridian plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. The amount of the annual benefit under Arbitron’s plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period while participating in the Ceridian plan or the Arbitron plan. Because the Internal Revenue Code of 1986, as amended, limits the annual benefit that may be paid from tax-qualified plans such as Arbitron’s retirement plan, Arbitron also established a benefit equalization plan (“BEP”) to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the retirement plan had these limits not been in effect. Benefits earned under the Ceridian BEP prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. Arbitron also established and funded a benefit protection trust to pay BEP benefits. Normal retirement age under the pension plan and the BEP is 65.

Annual compensation for purposes of the pension plan and the Arbitron BEP consists of salary and any annual non-equity incentive plan payments paid during the year, less the amount contributed by the employee to the pension plan that year on a pretax basis. Mr. Morris and Ms. Dupree are the only NEOs eligible to participate in these plans. Compensation of both Mr. Morris and Ms. Dupree for 2007 for the pension plan was $225,000. Eligible compensation for purposes of the Arbitron BEP was $1,239,480 for Mr. Morris and $403,186 for Ms. Dupree during 2007. For purposes of the pension plan and the Arbitron BEP, an annual non-equity incentive plan payment is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which such amounts are reported in our Summary Compensation Table).

The Arbitron Supplemental Executive Retirement Plan (“SERP”) is designed to provide a targeted level of postretirement income to Mr. Morris in consideration of his significant impact on the long-term growth and profitability of the Company. Ms. Dupree is not eligible to participate in the SERP. The SERP benefit supplements the retirement benefits provided to Mr. Morris under the pension plan and the Arbitron BEP. Covered compensation for Mr. Morris during 2007 for the SERP was $1,239,480. Normal retirement age under the SERP is 63.

Benefit amounts in the Pension Benefits Table below are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

2007 Pension Benefits Table

			Present
		Number of Years	Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Stephen B. Morris(1)	Pension	12.78	378,792	0
	BEP	12.78	1,426,749	0
	SERP	14.00	773,258	0
	Pension	17.50	439,693	0
Linda Dupree	BEP	17.50	116,374	0

(1)	Mr. Morris has been employed by the Company and its predecessor since December 1992. Pursuant to the terms of the Pension Plan and the BEP Mr. Morris had 12.78 years of credited service as of December 31, 2007. Pursuant to the terms of the SERP Mr. Morris had 14 years of credited service as of December 31, 2007. Because Mr. Morris’s years of credited service are fewer than his actual years of service under each plan, no benefit augmentation results from the difference.

2007 Nonqualified Deferred Compensation

No NEO participated in any nonqualified deferred compensation plan during 2007.

401(k) Plan

Arbitron maintains a 401(k) plan that permits participating employees to contribute a portion of their compensation to the plan on a pretax basis. Arbitron makes matching contributions in amounts determined by Arbitron.

The 401(k) plan accounts are invested among a number of available investment options, including shares of Arbitron common stock, according to the directions of the participating employees. Voting and tender rights with respect to shares of Arbitron common stock credited to participants’ accounts will be passed through to the participants.

While employed, participating employees may access their accounts through loans and, in some cases, in-service withdrawals. Following termination of employment, benefits are either distributed in a lump-sum payment or, if minimum requirements are met, can be kept in the plan. To the extent a participant’s account is invested in full shares of Arbitron’s common stock, the shares may be distributed to the participant when the account is distributable.

Arbitron retains the right to amend or terminate the 401(k) plan at any time.

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a NEO, or our change in control or a change in the NEO’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a NEO under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not repeat information disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our common stock is the closing market price as of that date — $41.57.

Mr. Morris currently has an employment agreement with the Company, the terms of which are described below. Mr. Morris’s employment agreement contains provisions regarding protection of confidential information, rights in any intellectual property created by him, restrictions on competition and change of control compensation. None of our other NEOs has an employment agreement with the Company, but each of the other NEOs has retention agreements as described below.

The agreement with Mr. Morris incents him to remain with the Company until December 31, 2009, as well as to manage a strategic business/succession plan, including assisting the Board with the selection of his successor. Components of this agreement are as follows:

	2008	2009

Annual base salary(1)	$654,011	$686,712
Non-equity incentive(2)	$490,509	$515,034
Equity incentive(3)	$1,801,353	$1,801,353

Total	$2,945,873	$3,003,099

Shares of restricted stock(4)	43,333	43,333

(1)	Annual base salary, as specified in Mr. Morris’s employment agreement.

(2)	Amounts based on target annual non-equity incentive payout valued at 75% of annual base salary, as specified in Mr. Morris’s employment agreement. Actual payouts could exceed these amounts if Company performance exceeds target performance goals.

(3)	Value based upon the closing price of our common stock on December 31, 2007, $41.57 per share multiplied by the 43,333 annual shares, to be granted pursuant to Mr. Morris’s employment agreement.

(4)	Represents the number of shares of restricted stock or restricted stock units to be granted to Mr. Morris pursuant to the terms of his employment agreement.

The agreement also provides for the Company to retain Mr. Morris as a consultant for three years beginning on January 1, 2010. Mr. Morris has also agreed to serve as a member of the Board of Directors during the consulting term if he is nominated and elected. During the consulting term, the Company will pay Mr. Morris a quarterly consulting fee of $83,333, as well as reasonable costs and expenses incurred by Mr. Morris in providing the consulting services.

Mr. Morris has waived any right to accelerate the vesting of restricted stock awards or stock options upon his retirement. Additionally, Mr. Morris has agreed not to dispose of shares of common stock during any 12-month period that exceeds an amount equal to 25% of the aggregate number of shares of common stock he is entitled to receive under the agreement, provided that this restriction will terminate upon Mr. Morris’s death, or a change in control of the Company. In the event that the agreement is terminated as a result of the death or disability of Mr. Morris or a change in control of the Company, all restricted stock awards granted under the agreement prior to termination will vest in full, but no further grants will be made.

The current agreement also provides certain separation payments. If Arbitron terminates the agreement with Mr. Morris without cause and the termination is not a change of control termination, Mr. Morris will be entitled to receive payment equal to two years’ base salary and two times the non-equity incentive plan payment, if any, that Mr. Morris would have received for the year in which the termination occurs, at the higher of the target award applicable to the year in which the termination occurs or the average of the actual non-equity incentive plan payments paid for the last three fiscal years. In addition, in the event of the death or disability of Mr. Morris prior to January 1, 2010, or a change in control of the Company after December 31, 2008, but prior to January 1, 2010, the Company will pay Mr. Morris or his estate $1,000,000. In the event of the death or disability of Mr. Morris or a change in control of the Company during the consulting term, the consulting term will terminate and the Company will pay Mr. Morris or his estate a lump sum equal to the remaining quarterly consulting payments scheduled to be paid to Mr. Morris for the balance of the consulting term as if the consulting term had not ended.

If Mr. Morris experiences a change of control termination, he will be entitled to receive a lump-sum payment that is equal to the sum of three times each of the following:

•	12 months of base salary at the rate in effect at the time of termination;

•	the non-equity incentive plan payment that Mr. Morris would have received under all applicable Arbitron non-equity incentive plans for the year in which the termination occurs at the target award level applicable for the year in which the termination occurs; and

•	the annual cash expense allowance.

Beginning February 1, 2007, the multiplier above began to decline ratably on a monthly basis over the years 2007 — 2009 (for example, on July 1, 2007, the multiplier became 2.5 and on January 1, 2008, the multiplier became 2.0). As of January 1, 2010, the change of control provisions of the agreement will terminate.

For two years following a termination without cause, or for three years or until reemployment with benefits following a change of control termination, Mr. Morris shall be provided with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverages, and all other insurance policies and other health and welfare benefits programs he was entitled to immediately prior to his termination. For purposes of the table below, we have assumed that Arbitron will provide equivalent benefits at Arbitron’s current average cost per participant for each of the benefit plans in which Mr. Morris currently participates.

The agreement with Mr. Morris provides him with the opportunity to receive additional supplemental retirement benefits as described under “— Summary of Cash and Certain Other Compensation and Other Payments to the NEOs — Pension Benefits Table” above. If Mr. Morris experiences a change of control termination, Mr. Morris will receive credit adding three years to age and service for purposes of determining the supplemental pension payable under the SERP.

The term “change of control termination” means the termination of Mr. Morris’s employment with Arbitron, by Arbitron or the executive, within two years after a change of control, for any reason other than conduct that constitutes fraud, misrepresentation, theft or embezzlement of Arbitron assets, an intentional violation of law involving moral turpitude or failure to follow Arbitron’s conduct and ethics policies. A change of control termination includes termination of employment by reason of death or disability within two years after a change of control.

For the purposes described above, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron, if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 25% of Arbitron’s voting securities;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

If payments to Mr. Morris under the employment agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Morris would receive an additional payment to compensate for the imposition of the tax. The payment shall be in an amount such that after the payment of all taxes, income and excise, Mr. Morris will be in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed.

Retention Agreements

Messrs. Creamer, Bouvard, and Charlebois and Ms. Dupree have entered into retention agreements with us that provide for severance payments under some circumstances and for payments with respect to stock options and restricted stock grants upon a change of control.

The agreements provide that if the NEO is terminated other than for cause, and the termination is not a change of control termination, the executive will receive a lump-sum cash payment in the amount of 12 months of base salary and non-equity incentive, if the executive has fewer than 15 years of service, or 15 months of base salary and non-equity incentive if the executive has 15 or more years of service. The agreements provide that following a change of control termination, the executive will be entitled to receive a lump-sum payment that is equal to 18 months of base salary and non-equity incentive if the executive has fewer than 15 years of service, or 21 months of base salary and non-equity incentive if the executive has 15 or more years of service. For purposes of the retention agreements, payouts for non-equity incentive plan payments are based on the higher of the target non-equity incentive award applicable to the executive for the year in which termination occurs or the average of the actual non-equity incentive plan payments paid to the executive for the last three fiscal years. For purposes of the retention agreements, change of control termination excludes the executive’s failure to perform the duties reasonably assigned by the Chief Executive Officer. Receipt of any severance payments under the retention agreements is subject to the executive’s executing a waiver and release agreement releasing any claims against the Company.

In addition, the executive shall be provided, for a period of between 12 and 21 months following termination without cause or a change of control termination or, if sooner, until reemployment with equivalent benefit, with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he or she was entitled to on the day before the termination. For purposes of the table below, we have assumed that Arbitron will provide equivalent benefits at Arbitron’s current average cost per participant for each of the benefit plans in which the executive currently participates.

Upon a change of control, the vesting and exercisability of stock options and the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate, and any unvested awards would become fully and immediately vested.

For purposes of these retention agreements, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron, if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 51% of Arbitron’s voting securities;

•	ownership by a person or group acting in concert of between 25% and 50% of Arbitron’s voting securities, if such ownership was not approved by Arbitron’s Board of Directors;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

If payments to an executive under such a retention agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, the executive will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment shall be in an amount such that after payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code of 1986, as amended, had been imposed.

2007 Potential Payments Upon Termination or Change in Control

		Without
		Cause	Change in	Voluntary
		Termination	Control	Termination	Death	Disability
Name	Benefit	($)	($)	($)	($)	($)

Stephen B. Morris	Severance	1,291,532	1,356,109	—	1,000,000	1,000,000
	Non-equity incentive	1,075,332	1,129,099	—	—	—
	Acceleration of Vesting(1)	—	2,783,737	—	2,783,737	2,783,737
	Benefits continuation	19,949	29,923	—	—	—
	Pension Enhancement	—	373,305	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
Sean R. Creamer	Severance	399,461	599,192	—	—	32,288
	Non-equity incentive	242,812	364,218	—	—	—
	Acceleration of Vesting(1)	—	1,093,877	—	1,093,877	1,093,877
	Benefits continuation	14,742	22,113	—	—	—
	Parachute payment tax gross-ups	—	57,677	—	—	—
Pierre C. Bouvard(2)	Severance	443,949	621,528	—	—	29,597
	Non-equity incentive	230,854	323,195	—	—	—
	Acceleration of Vesting(1)	—	1,116,918	—	1,116,918	1,116,918
	Benefits continuation	18,387	25,742	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—
Owen Charlebois	Severance	379,461	569,192	—	—	31,622
	Non-equity incentive	225,244	337,866	—	—	—
	Acceleration of Vesting(1)	—	1,120,384	—	1,120,384	1,120,384
	Benefits continuation	15,095	22,643	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—

		Without
		Cause	Change in	Voluntary
		Termination	Control	Termination	Death	Disability
Name	Benefit	($)	($)	($)	($)	($)

Linda Dupree(2)	Severance	365,193	511,270	—	—	24,346
	Non-equity incentive	164,336	230,071	—	—	—
	Acceleration of Vesting(1)	—	701,667	—	701,667	701,667
	Benefits continuation	12,166	17,032	—	—	—
	Parachute payment tax gross-ups	—	—	—	—	—

(1)	Represents the amount of compensation that would have been received on December 31, 2007, upon the acceleration of vesting of all outstanding unvested share-based awards by each NEO. For stock options, the value was determined based upon each option’s intrinsic value (i.e., difference between the share’s market price on December 31, 2007, and the related option’s exercise price). For restricted stock, the value was determined based upon the share market price as of December 31, 2007, $41.57. These compensation amounts are not necessarily equal to the Company’s unvested share-based compensation calculated pursuant to SFAS No. 123R.

(2)	Mr. Bouvard and Ms. Dupree each have more than 15 years of service with the Company.

Compensation Committee Interlocks and Insider Participation

William T. Kerr, Philip Guarascio, Larry E. Kittelberger and Luis G. Nogales served on the Compensation and Human Resources Committee of the Board of Directors during 2007. No member of the Compensation and Human Resources Committee was at any time during 2007, or formerly, an officer or employee of Arbitron or any of its subsidiaries, and no member of the Compensation and Human Resources Committee had any relationship with Arbitron during 2007 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of Arbitron’s executive officers serves as a member of the board of directors or executive compensation committee of any entity that has one or more executive officers serving as a member of the Arbitron’s Board.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal year 2007 with Company’s management and has discussed these financial statements with KPMG LLP, the Company’s registered independent public accounting firm. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG LLP also provided the Audit Committee with both the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP the independence of KPMG LLP from the Company. In addition, the Audit Committee has considered whether the provision of nonaudit services, and the fees charged for such nonaudit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from the Company, and determined that they are compatible with independence.

The Audit Committee discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer, Chief Financial Officer and Vice President, Accounting Services and Treasury of the Company to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions referred to above and based on the foregoing, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for fiscal year 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Audit Committee of the
Board of Directors

Richard A. Post, Chair
Shellye L. Archambeau
David W. Devonshire

STOCK OWNERSHIP INFORMATION

Stock Ownership of Arbitron’s Directors and Executive Officers

The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, as of March 21, 2008, by (i) each nominee for election as a director, (ii) each person who served as a director during 2007, (iii) the NEOs, and (iv) our directors, nominees, and executive officers as a group. Each person has sole voting and investment power with respect to the shares beneficially owned by that person, except as otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of March 21, 2008.

	Number of Shares of	Percent of Shares
	Common Stock	of Common Stock
Name of Individual or Identity of Group	Beneficially Owned(1)	Owned(2)

Directors:
Stephen B. Morris(3)	382,802	1.37%
Alan Aldworth(3)	16,132	*
Shellye L. Archambeau(3)(4)	25,333	*
David W. Devonshire	0	*
Philip Guarascio(3)(4)	63,252	*
William T. Kerr(3)	7,000	*
Larry E. Kittelberger(3)(4)	76,277	*
Luis G. Nogales(3)(4)	76,802	*
Lawrence Perlman(3)	49,935	*
Richard A. Post(3)(4)	89,764	*
Named Executive Officers:
Sean R. Creamer(3)	51,459	*
Pierre C. Bouvard(3)	71,033	*
Owen Charlebois(3)	142,627	*
Linda Dupree(3)	25,946	*
All Executive Officers and Directors as a Group (18 persons)(3)(4)	1,181,276	4.12%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after March 21, 2008. More than one person may be deemed to be a beneficial owner of the same securities.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after March 21, 2008, were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options exercisable within 60 days from March 21, 2008 for Mr. Morris to purchase 308,382 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Aldworth to purchase 14,000 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Ms. Archambeau to purchase 24,941 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Guarascio to purchase 58,386 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Kerr to purchase 5,000 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for

Mr. Kittelberger to purchase 68,366 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Nogales to purchase 73,891 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Perlman to purchase 49,112 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Post to purchase 86,468 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Creamer to purchase 30,000 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Bouvard to purchase 57,473 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Mr. Charlebois to purchase 123,334 shares of common stock; includes options exercisable within 60 days from March 21, 2008 for Ms. Dupree to purchase 13,333 shares of common stock; and, includes options exercisable within 60 days from March 21, 2008 for all executive officers and directors as a group to purchase 977,020 shares of common stock.

(4)	Includes 392 DSUs for Ms. Archambeau, which vest within 60 days of March 21, 2008, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 4,866 DSUs for Mr. Guarascio, which vest within 60 days of March 21, 2008, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 7,911 DSUs for Mr. Kittelberger, which vest within 60 days of March 21, 2008, and convert to shares of common stock on a one-for-one basis following termination of service as a director; includes 2,911 DSUs for Mr. Nogales, which vest within 60 days of March 21, 2008, and convert to shares of common stock on a one-for-one basis following termination of service as a director; and includes 2,296 DSUs for Mr. Post, which vest within 60 days of March 21, 2008, and convert to shares of common stock on a one-for-one basis following termination of service as a director.

Stock Ownership of Arbitron’s Principal Stockholders

The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, by each person known to Arbitron to beneficially own more than 5% of Arbitron’s outstanding common stock. This information is based solely upon the beneficial ownership of these persons as reported to Arbitron as of the date of the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission on behalf of such persons. Each person or entity has sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of March 21, 2008.

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock Owned

Neuberger Berman Inc.
Neuberger Berman, LLC
Neuberger Management Inc.
Neuberger Equity Funds	4,196,365	(1)	15.16%
605 Third Avenue New York, New York 10158
Abrams Capital Partners II, L.P.
Abrams Capital, LLC
Pamet Capital Management, LLC
Pamet Capital Management, L.P.
David Abrams	3,642,100	(2)	13.16%
222 Berkeley Street, 22nd Floor Boston, Massachusetts 02116
Lord, Abbett & Co. LLC	2,841,633	(3)	10.26%
90 Hudson Street Jersey City, New Jersey 07302
Capital Research Global Investors, a division of Capital Research and Management Company
SMALLCAP World Fund, Inc.	1,981,760	(4)	7.16%
333 South Hope Street Los Angeles, California 90071-1406
Eminence Capital, LLC
Ricky Sandler	1,900,000	(5)	6.86%
65 East 55th Street, 25th Floor New York, New York 10022
Renaissance Technologies LLC
James H. Simons	1,691,600	(6)	6.11%
600 Third Avenue New York, New York 10022

(1)	As reported on Schedule 13G/A filed on February 13, 2008. According to the Schedule 13G/A, (a) Neuberger Berman Inc. and Neuberger Berman, LLC each has sole voting power with respect to 1,339,334 common shares, shared voting power with respect to 2,002,347 common shares and shared dispositive power with respect to 4,196,365 common shares, (b) Neuberger Berman Management Inc. has shared voting power and shared dispositive power with respect to 2,002,347 common shares and (c) Neuberger Berman Equity Funds has shared voting power and shared dispositive power with respect to 1,984,567 common shares. The Schedule 13G/A indicates that: (a) Neuberger Berman, LLC is deemed to be a beneficial owner of certain shares since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote the securities of many unrelated clients; however, Neuberger Berman, LLC does not have any economic interest in the securities of those clients and the clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities; (b) with regard to 2,002,347 of the common shares for which shared power to direct voting is reported, Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be the beneficial owners of these shares since they both have shared power to make decisions whether to retain or dispose and vote such securities; (c) Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman’s various Mutual Funds. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman LLC, are also aggregated to comprise the holdings referenced in the Schedule 13G/A. The Schedule 13G/A further indicates that Neuberger Berman Inc. is making the filing pursuant to Rule 13d-1(b)(ii)(G) of the Exchange Act since it owns 100% of both Neuberger Berman, LLC and Neuberger Management Inc.

(2)	As reported on Schedule 13G/A filed on November 29, 2007. According to the Schedule 13G/A, (a) Abrams Capital Partners II, L.P. has shared voting and dispositive power with respect to 2,657,800 common shares, (b) Abrams Capital, LLC has shared voting and dispositive power with respect to 3,401,500 common shares, and (c) Pamet Capital Management, LLC, Pamet Capital Management, L.P. and David Abrams each have shared voting and dispositive power with respect to 3,642,100 common shares. The Schedule 13G/A indicates that shares reported therein for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II; shares reported therein for Abrams Capital, LLC represent (i) the above-referenced shares beneficially owned by ACP II and (ii) shares beneficially owned by private investment funds of which Abrams Capital, LLC is the general partner; shares reported therein for David Abrams, Pamet Capital Management, L.P. (“Pamet LP”) and Pamet Capital Management, LLC (“Pamet LLC”) represent (i) the above-referenced shares beneficially owned by Abrams Capital, LLC and (ii) shares beneficially owned by certain private investment funds of which Pamet LP is investment manager and, in some cases, of which Abrams Capital, LLC is general partner. Pamet LLC is the general partner of Pamet LP. Mr. Abrams is the managing member of Abrams Capital, LLC and Pamet LLC.

(3)	As reported on Schedule 13G/A filed on February 12, 2008. According to the Schedule 13G/A, Lord, Abbett & Co. LLC has sole voting power with respect to 2,667,333 common shares and has sole dispositive power with respect to 2,841,633 common shares. The Schedule 13G/A indicates that Lord, Abbett & Co. LLC is an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E).

(4)	As reported on Schedule 13G filed on February 11, 2008. According to the Schedule 13G, Capital Research Global Investors, a division of Capital Research and Management Company represents 1,981,760 common shares which it was deemed to beneficially own as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and Capital Research Global Investors has sole voting and dispositive power with respect to these shares. According to the Schedule 13G, Capital Research Global Investors holds more than five% of the outstanding common stock of Arbitron Inc. on behalf of SMALLCAP World Fund, Inc.

(5)	As reported on Schedule 13G filed on February 4, 2008. The Schedule 13G was filed by: (a) Eminence Capital, LLC, a New York limited liability company (“Eminence Capital”); (b) Eminence GP, LLC, a New York limited liability company (“Eminence GP”); and (c) Ricky C. Sandler, a U.S. Citizen. Eminence Partners, LP, a New York limited partnership (“Eminence I”); Eminence Partners II, LP, a New York limited partnership (“Eminence II”); Eminence Long Alpha, LP, a Delaware limited partnership (“ELA”); and Eminence Leveraged Long Alpha, LP, a Delaware limited partnership (“ELLA” and together with Eminence I, Eminence II, and ELA, the “Partnerships”); as well as Eminence Long Alpha Master Fund, Ltd. and Eminence Leveraged Long Alpha Master Fund, Ltd. (the “Offshore Master Funds”); and Eminence Fund, Ltd.(“Eminence Offshore”), each a Cayman Islands company, and collectively referred to as the “Offshore Funds”). The Partnerships and the Offshore Funds are collectively referred to as the “Eminence Funds.” According to the Schedule 13G, (a) Eminence Capital is the beneficial owner of, and has shared voting and dispositive power with respect to, 1,900,000 common shares, (b) Eminence GP is the beneficial owner of, and has shared voting and dispositive power with respect to, 809,077 common shares, and (c) Ricky C. Sandler is the beneficial owner of, and has shared voting and dispositive power with respect to, 1,900,000 common shares. The Schedule 13G indicates that (i) Eminence Capital serves as the investment manager to the Eminence Funds with respect to the shares of common stock directly owned by the

Eminence Funds and may be deemed to have voting and dispositive power over the shares held for the accounts of the Eminence Funds; (ii) Eminence GP serves as general partner or manager with respect to the shares of common stock directly owned by the Partnerships and the Offshore Master Funds, respectively, and may be deemed to have the voting and dispositive power over the shares held for the accounts of the Partnerships and the Offshore Master Funds, and (ii) Mr. Sandler is the Managing Member of each Eminence Capital and Eminence GP and may be deemed to have voting and dispositive power with respect to the shares of common stock directly owned by the Eminence Funds.

(6)	As reported on Schedule 13G filed on February 13, 2008. According to the Schedule 13G, (a) Renaissance Technologies LLC has sole voting power with respect to 1,509,200 common shares and sole dispositive power with respect to 1,691,600 common shares; and (b) James H. Simons has sole voting power with respect to 1,509,200 common shares and sole dispositive power with respect to 1,691,600 common shares. The Schedule 13G indicates that the 1,691,600 common shares that James H. Simons owns, comprises the shares beneficially owned by Renaissance Technologies LLC, because of James H. Simons’ position as control person at Renaissance Technologies LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions.  The Board of Directors has adopted a written Policy and Procedures with Respect to Related Person Transactions (the “Policy”), which is administered by the Corporate Governance Committee. The Corporate Governance Committee reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. It is the Company’s policy to enter into or ratify disclosable related person transactions only when the Corporate Governance Committee determines that the related person transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders. In the course of its review and approval or ratification of a disclosable related party transaction, the Corporate Governance Committee considers:

•	the benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction;

•	the terms available to unrelated third parties or to employees generally; and

•	any other matters the Corporate Governance Committee deems appropriate.

Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote to approve or ratify the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Corporate Governance Committee at which the transaction is considered.

We have not entered into any related person transactions that meet the requirements for disclosure in this proxy statement.

INDEPENDENT AUDITORS AND AUDIT FEES

The Audit Committee of the Board of Directors has selected KPMG LLP, our current independent registered public accounting firm, to serve as our independent registered public accounting firm for the year ending December 31, 2008.

The Board of Directors has requested that representatives of KPMG LLP attend the annual meeting, and they are expected to attend. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

The following table sets forth the aggregate fees billed to Arbitron for services rendered during, or in connection with, the fiscal years ended December 31, 2007, and 2006, by KPMG LLP:

	2007	2006

Audit Fees(1)	$444,000	$485,000

Audit-Related Fees
Benefit Plan Audits	30,000	28,000
Due Diligence	311,000	—

Total Audit-Related Fees	341,000	28,000
Tax Fees	—	—

All Other Fees
Continuing Education Seminars	3,000	—

Total All Other Fees	3,000	—

Total Fees to Independent Auditors	$788,000	$513,000

(1)	Audit fees include costs associated with the audit of internal control over financial reporting.

The Audit Committee, in accordance with the preapproval policies and procedures described below, approved all of the services described in the table above.

Preapproval Policies and Procedures

The Audit Committee’s policy is to specifically review and preapprove any engagement of the independent registered public accounting firm to provide any audit or permissible nonaudit service to Arbitron. In the event that preapproval is required prior to a scheduled meeting, the Audit Committee has delegated authority to its Chairman to specifically preapprove engagements for the performance of nonaudit services, provided that the estimated cost for such services is less than $25,000. If the Chairman is not available, another member of the Audit Committee may preapprove such nonaudit service engagement. All decisions made under this delegation of authority are required to be reported to the full Audit Committee for ratification at its next scheduled meeting.

APPROVAL OF 2008 EQUITY COMPENSATION PLAN
(Proposal 2)

On February 21, 2008, our Board of Directors, upon the recommendation of the Compensation and Human Resources Committee adopted, subject to stockholder approval, the 2008 Equity Compensation Plan (the “2008 Plan”). Up to 2,500,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2008 Plan, of which 2,500,000 may be used for incentive stock options.

The 2008 Plan is intended to replace the Company’s 1999 Stock Incentive Plan (the “1999 Plan”), which expires by its terms at midnight on February 2, 2009 and the Company’s 2001 Broad Based Stock Incentive Plan (the “2001 Plan”), which expires by its terms at midnight on March 29, 2011. As of March 21, 2008, options to purchase an aggregate of approximately 1,932,136 shares of common stock were outstanding under the 1999 Plan and 2001 Plan and approximately 227,265 and approximately 1,703 shares were reserved for future awards under the 1999 Plan and 2001 Plan, respectively. Upon the expiration of the 1999 Plan on February 2, 2009, all then outstanding awards will remain in effect, but no additional awards may be made under the 1999 Plan. Upon the earlier to occur of awards covering 1,703 shares of common stock and expiration of the 2001 Plan on March 29, 2011, all then outstanding options will remain in effect, but no additional awards may be made under the 2001 Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2008 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2008 Plan and the reservation of 2,500,000 shares of common stock for issuance thereunder.

Description of the 2008 Plan

The following summary is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached as Appendix A to this proxy statement.

Types of Awards

The 2008 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted with an exercise price equal to or greater than the fair market value of the common stock on the date of grant. In addition, incentive stock options granted to optionees holding more than 10% of the voting power of the Company may not be granted at an exercise price less than 110% of the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2008 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) any other lawful means, or (iv) any combination of these forms of payment. Options typically vest in equal annual installments on the first three anniversaries of the date of grant.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock.  Awards of Restricted Stock entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase (or to require the forfeiture of such shares if issued at no cost) all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.  Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Deferred Stock Unit Awards.  Deferred Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at a future date pursuant to the terms and conditions established by the Board of Directors (awards of Restricted Stock, Restricted Stock Unit Awards, and Deferred Stock Unit Awards are referred to, collectively, as “Restricted Stock Awards”).

Restricted Stock Awards that vest solely based on the passage of time will be zero% vested before the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested before the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested before the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time will not vest before the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing restrictions do not apply to (i) Performance Awards, or (ii) Restricted Stock Awards granted, in the aggregate, for up to 20% of the maximum number shares authorized for issuance under the 2008 Plan. In addition, the Board may, in its discretion, either at the time a Restricted Stock Award is made or any time thereafter, waive its right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify any part of all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances such as death, disability or retirement of the recipient of the Award, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company, or any other nonrecurring significant event affecting the Company, a participant, or the 2008 Plan.

Other Stock-Based Awards.  Under the 2008 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  The Compensation and Human Resources Committee may determine, at the time of grant, that a Restricted Stock Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code (“Performance Based Awards”). The performance criteria for each such Award will be based on one or more of the following measures: (a) cash flow, (b) earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, and net earnings, (c) earnings per share, (d) margins (including one or more of gross, operating and net income margins, (e) returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), (f) stock price, (g) economic value added, (h) working capital, (i) market share, (j) cost reductions, and (k) strategic plan development and implementation. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (1) may vary by participant and may be different for different Awards; (2) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation and Human Resources Committee; and (3) will be set by the Compensation and Human Resources Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Only employees, officers, and directors, of the Company and its subsidiaries are eligible to be granted Awards under the 2008 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

Plan Benefits

As of February 29, 2008, approximately 1,565 persons would have been eligible to receive Awards under the 2008 Plan, including the Company’s nine executive officers and seven non-employee directors, if it had been in place. The granting of Awards under the 2008 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except as set forth below. Pursuant to his employment agreement, Mr. Morris will receive 43,333 shares of restricted stock or restricted stock units in 2009. It is Company’s current practice that non-employee directors receive automatic annual grants of options to purchase 7,000 shares of common stock on the date of each annual meeting with an exercise price equal to the closing sale price of the common stock on the date of grant. Set forth in the table below is the number of options the Company currently anticipates will be awarded on May 13, 2008 to non-employee directors, and/or Restricted Stock Awards to be awarded to Mr. Morris in 2009. It is not possible to determine other specific amounts that may be awarded under the 2008 Plan.

Name and Position	Number of Units

Stephen B. Morris, Chairman, President and CEO	43,333
Non-employee director group	49,000

On March 21, 2008, the last reported sale price of the Company common stock on the New York Stock Exchange was $42.49.

Administration

The 2008 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret the provisions of the 2008 Plan. Pursuant to the terms of the 2008 Plan, the Board of Directors may delegate authority under the 2008 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation and Human Resources Committee to administer certain aspects of the 2008 Plan.

Subject to any applicable limitations contained in the 2008 Plan, the Board of Directors, the Compensation and Human Resources Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, Restricted Stock Award, or other stock-based Awards and the terms and conditions of such Awards.

The Board of Directors is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2008 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors or the Compensation and Human Resources Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Upon a Change in Control Event, as defined in the 2008 Plan, except to the extent specifically provided to the contrary in the instrument evidencing such award, all Options then outstanding will automatically become immediately exercisable in full and all restrictions and conditions on all Restricted Stock Awards then outstanding will automatically be deemed terminated or satisfied.

Certain Limitations

Unless such action is approved by the Company’s stockholders: (i) no outstanding option granted under the 2008 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments related to stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization), and (ii) the Board of Directors may not cancel any outstanding option (whether or not granted under the 2008 Plan) and grant in substitution therefor new Awards under the 2008 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

Except as described above with respect to repricing of Options, vesting of Restricted Stock Awards, Performance Awards, and certain matters requiring stockholder approval, the Board of Directors or the Compensation and Human Resources Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled, or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2008 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Notwithstanding the foregoing sentence, the full number of shares of common stock covered by independent SARs must be counted against the number of shares available for grant under the 2008 Plan, regardless of the number of shares actually used to settle such SAR upon exercise. Additionally, shares of common stock delivered to the Company by a participant to (A) purchase shares of common stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for the future grant of Awards. Shares of common stock repurchased by the Company on the open market using the proceeds from the exercise of an Award cannot increase the number of shares available for future grants of Awards.

The maximum number of shares of common stock with respect to which Awards may be granted to any participant under the 2008 Plan will be 700,000 in the aggregate during any period of three consecutive fiscal years of the Company. Performance-Based Awards paying in cash are limited to $2 million per participant per fiscal year. The maximum number of share of common stock with respect to which Awards other than Options and SARs may be granted is 25% of the maximum number of authorized shares under the 2008 Plan. The maximum number of shares of common stock with respect to which Awards may be granted to non-employee directors is 25% of the maximum number of authorized shares under the 2008 Plan.

Provisions for Foreign Participants

The Board of Directors or the Compensation and Human Resources Committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2008 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2008 Plan after May 13, 2018 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2008 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

The 1999 Plan will expire by its terms prior to the 2009 annual meeting of Stockholders. If Stockholders do not approve the adoption of the 2008 Plan, the 2008 Plan will not go into effect, and the Company will not grant any Awards under the 2008 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2008 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2008 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Recommendation

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel.

Accordingly, the Board of Directors believes adoption of the 2008 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2008 Plan and the reservation of 2,500,000 shares of common stock for issuance thereunder.

AMENDMENT TO THE ARBITRON INC. EMPLOYEE STOCK PURCHASE PLAN
(Proposal 3)

On February 21, 2008, our Board of Directors, upon the recommendation of the Compensation and Human Resources Committee approved an amendment and restatement to the Arbitron Inc. Employee Stock Purchase Plan (the “ESPP”), to increase the number of shares of common stock reserved for sale under the ESPP by 250,000 shares to a total of 850,000 shares, subject to approval by the stockholders at the annual meeting. The Board of Directors unanimously recommends that the stockholders approve the amendment to the ESPP.

The ESPP was originally adopted by Ceridian Corporation and its stockholders and became effective as of June 29, 1995. The maximum number of shares reserved for sale under the ESPP, as adjusted for the spin off, is currently 600,000, of which approximately 47,000 shares remain. The amendment and restatement of the ESPP would increase the maximum number of shares reserved for sale from 600,000 to 850,000 shares of common stock (subject to adjustment as provided in the ESPP).

The Board of Directors believes that the number of shares of common stock currently reserved for sale under the ESPP is not sufficient. The Board of Directors believes that the ESPP provides a valuable opportunity for employees to acquire an ownership interest in the Company, provides shareholder value by aligning employee and shareholder interests, and serves to support recruitment and retention of qualified employees. In addition, the Board of Directors believes that the availability of the additional 250,000 shares of common stock reserved for sale under the ESPP would ensure that we continue to have a sufficient number of shares of common stock authorized for sale under the ESPP.

The material features of the ESPP are summarized below, which summary is qualified in its entirety by the text of the ESPP. A copy of the ESPP is attached as Appendix B to this proxy statement.

Administration of the ESPP

The ESPP is administered by the Compensation and Human Resources Committee.

Description of the ESPP

Generally, any person, including an officer, who is employed by the Company and is not on long-term disability or unpaid leave status on the last day of the calendar month immediately preceding the first day of an offering period under the ESPP, is eligible to participate in the ESPP for that offering period. Offering periods are continuous consecutive three-month periods beginning on March 16 and ending on June 15, beginning on June 16 and ending on September 15, beginning on September 16 and ending on December 15, and beginning on December 16 and ending on March 15. The ESPP provides an opportunity for participants to purchase shares of our common stock at a price equal to the lesser of (i) 85% of the fair market value of the common stock on the first day of the offering period, or (ii) 85% of the fair market value of the common stock on the last day of the offering period. For so long as our common stock is listed on the New York Stock Exchange, the fair market value of the common stock on any date will be equal to the closing sale price of the common stock on such date. Eligible employees who have elected to participate in the ESPP may contribute cash to the ESPP through payroll deductions. The aggregate amount of such deductions may not be less than $25 or more than $5,312.50 per offering period. No increases or decreases in the amount of such deductions may be made during an offering period.

As soon as practicable following the end of each offering period shares of common stock are purchased at the applicable purchase price with funds contributed by the participant during the offering period. Shares of common stock purchased pursuant to the ESPP are held in share accounts maintained for and in the name of each participant by an agent designated by the Company to provide share accounts and certain administrative services in connection with the ESPP. Dividends paid with respect to shares credited to each share account will be themselves credited to such account and, if paid in cash, will automatically be reinvested in whole and fractional shares of common stock. Participants may request that the agent cause a stock certificate representing some or all of the number of whole shares of common stock credited to the participant’s share account be issued in the name of the participant.

A participant may terminate his or her participation in the ESPP and withdraw all, but not less than all, of the payroll deductions credited to his or her contribution account under the ESPP at any time on or before the last business day of an offering period by giving written notice to the Company. The timing of any withdrawal must comply with the Company’s insider trading policy. Upon termination of a participant’s employment with the Company for any reason, including retirement or death, his or her participation in the ESPP will automatically cease and the payroll deductions accumulated in his or her contribution account will be returned to the participant as soon as practicable after such employment termination or, in the case of death, to the person or persons entitled thereto. A participant’s termination of participation in the ESPP, other than in connection with termination of employment, will not have any effect upon his or her eligibility to participate in a subsequent offering period.

Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Code. A participant in an offering under the ESPP will not recognize income subject to federal income tax at the commencement of an offering period or at the time shares of common stock are purchased. No federal income tax consequences result to the Company at the commencement of an offering period under the ESPP, upon the subsequent purchases of shares of common stock by participants, or upon the disposition of shares under the ESPP, other than with respect to a disqualifying disposition. If no disposition of the shares purchased in an offering period is made within two years from the commencement of such offering period, nor within one year from the date the shares are transferred to the employee, then upon subsequent disposition of the shares, ordinary income may be recognized by the participant, depending upon the purchase price formula applicable to that offering, on up to 15% of the fair market value of the shares on such commencement date. Any additional gain realized will be capital gain. Any loss realized by an employee upon disposition of the shares will constitute a capital loss.

If the shares are disposed of within the two year or one year periods mentioned above (a “disqualifying disposition”), the participant will recognize ordinary income at the time of such disposition in any amount equal to the difference between the fair market value of the shares at the time such shares were purchased and the purchase price of the shares, and the Company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the Company.

Recommendation

Our Board of Directors believes it is in the best interests of Arbitron and our stockholders to continue to provide employees the opportunity to acquire an ownership interest in Arbitron through their participation in the ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our long-term stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ESPP TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR SALE UNDER THE ESPP.

OTHER MATTERS

Arbitron Mailing Address

Our current mailing address is 142 West 57th Street, New York, New York 10019.

Multiple Stockholders Sharing the Same Address

We are sending only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials to stockholders that share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials in the future, they may telephone Arbitron’s Treasury Manager at (410) 312-8278 or write to him at 9705 Patuxent Woods Drive, Columbia, Maryland 21046. If you did not receive an individual copy of this proxy statement or our annual report or Notice of Internet Availability of Proxy Materials and you wish to do so, we will send you a copy if you contact Arbitron’s Treasury Manager in the same manner. In addition, if you are receiving multiple copies of our annual report and proxy statement or Notice of Internet Availability of Proxy Materials, you can request householding by contacting Arbitron’s Treasury Manager in the same manner.

Stockholder Proposals for Next Year’s Annual Meeting

If you want us to consider including a stockholder proposal in next year’s proxy statement, you must deliver such proposal in writing to Timothy T. Smith, Executive Vice President and Chief Legal Officer, Legal and Business Affairs and Secretary at 9705 Patuxent Woods Drive, Columbia, Maryland 21046, no later than December 4, 2008.

Any other matters proposed to be submitted for consideration at next year’s annual meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the 2009 annual meeting of stockholders. The proposal must contain specific information required by our bylaws, which are on file with the Securities and Exchange Commission and may be obtained from our Corporate Secretary upon written request. If a stockholder proposal is received before or after the range of dates specified above, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

Director Nominations

In accordance with procedures and requirements set forth in Article II, Section 13 of our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as set forth in the immediately preceding paragraph above. The notice must set forth:

•	The nominee’s name, age, business address and residence address;

•	The nominee’s principal occupation or employment;

•	Number of shares of Arbitron common stock beneficially owned by the nominee;

•	Any other information concerning the nominee that would be required, under rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of directors; and

•	Name and record address of, and number of shares of Arbitron common stock beneficially owned by, the stockholder making the nomination.

Proxy Solicitation

We have retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. We will pay all expenses of soliciting proxies for the 2008 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and we will reimburse them for their reasonable out-of-pocket expenses in doing so. Certain of our employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Arbitron with the Securities and Exchange Commission and the New York Stock Exchange. Such reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for 2007, and/or on written representations from certain reporting persons that no reports were required, we believe that our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2007, except that Mr. Creamer filed one Form 4 relating to a sale of common stock four days late and Mr. Morris filed late one Form 5 relating to 150 shares of common stock acquired by inheritance.

Annual Report

A copy of our annual report for the year ended December 31, 2007 accompanies this proxy statement.

Arbitron has made previous filings under the Securities Act of 1933, as amended, and the Exchange Act that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Compensation and Human Resources Committee and the Report of the Audit Committee shall not be incorporated by reference into any such filings.

Appendix A

ARBITRON INC.
2008 EQUITY COMPENSATION PLAN
(Effective as of          , 2008 [Stockholder Approval Date])

1.	Purpose

The purpose of this 2008 Equity Compensation Plan (the “Plan”) of Arbitron Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock units (“DSUs”) and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a)  Administration by Board of Directors.  The Plan will be administered by the Board. The Board has the authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it considers advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it considers expedient to carry the Plan into effect and will be the sole and final judge of such expediency. All decisions by the Board may be made in the Board’s sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)  Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)  Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board must fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer will be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(d)  Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards

(a)  Number of Shares; Share Counting.

(1)  Authorized Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $0.50 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)  Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2), 4(b)(3), 4(b)(4), and 7(b)(1) with respect to vesting of Restricted Stock Awards, (i) all shares of Common Stock covered by independent SARs must be counted against the number of shares available for the grant of Awards; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award will again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options, the foregoing will be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR will be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award cannot increase the number of shares available for future grant of Awards.

(b)  Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards will apply:

(1)  Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan will be 700,000 in the aggregate during any period of three consecutive fiscal years of the Company. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) will be treated as a single Award. The per Participant limit described in this Section 4(b)(1) will be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)  Limit on Incentive Stock Options.  The maximum number of shares with respect to which Incentive Stock Options may be granted is 2,500,000.

(3)  Limit on Awards other than Options and SARS.  The maximum number of shares with respect to which Awards other than Options and SARs may be granted will be 25% of the maximum number of authorized shares set forth in Section 4(a)(1).

(4)  Limit on Awards to Directors.  The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant will be 25% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c)  Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards do not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)  General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) will be designated a “Non-statutory Stock Option.”

(b)  Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) will only be granted to employees of Arbitron Inc., any of Arbitron Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and will be subject to and will be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)  Exercise Price.  The Board will establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price will be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price will be not less than 100% of the Fair Market Value on such future date.

“Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)  if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2)  if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3)  if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the clauses above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d)  Duration of Options.  Each Option will be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)  Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)  Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan will be paid for as follows:

(1)  in cash or by check, payable to the order of the Company;

(2)  except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)  to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)  to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(5)  by any combination of the above permitted forms of payment.

(g)  Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(h)  No Reload Options.  No Option granted under the Plan will contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)  No Dividend Equivalents.  No option will provide for the payment or accrual of the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).

6.	Stock Appreciation Rights.

(a)  General.  The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined will be the exercise date.

(b)  Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c)  Measurement Price.  The Board will establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price must not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price must be not less than 100% of the Fair Market Value on such future date.

(d)  Duration of SARs.  Each SAR will be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e)  Exercise of SARs.  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f)  Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

(g)  Dividend Equivalents.  No SAR will provide for the payment or accrual of Dividend Equivalents.

7.	Restricted Stock; Restricted Stock Units.

(a)  General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient if conditions specified by the Board in the applicable Award are not satisfied before the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) or at a future date (“Deferred Stock Units”) (Restricted Stock, Restricted Stock Units, and Deferred Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)  Limitations on Vesting.

(1)  Restricted Stock Awards that vest solely based on the passage of time will be zero percent vested before the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested before the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested before the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time will not vest before the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences will not apply to (y) Performance Awards granted pursuant to Section 10(i) or (z) Restricted Stock Awards granted, in the aggregate, for up to 20% of the maximum number of authorized shares set forth in Section 4(a)(1).

(2)  Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances, which will include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant, or the Plan.

(c)  Terms and Conditions for All Restricted Stock Awards.  The Board will determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(d)  Additional Provisions Relating to Restricted Stock.

(1)  Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2)  Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock must be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) will deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

(e)  Additional Provisions Relating to Restricted Stock Units and Deferred Stock Units.

(1)  Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant will be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units will be deferred, on a mandatory basis or at the election of the Participant and become a Deferred Stock Unit.

(2)  Voting Rights.  A Participant will have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units.

(3)  Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units or Deferred Stock Units may provide Participants with Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units or Deferred Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board establishes, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Based Awards.

(a)  General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards will also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board determines.

(b)  Terms and Conditions.  Subject to the provisions of the Plan, the Board will determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)  Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b) and 7(b)(1) with respect to vesting of Restricted Stock Awards, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, must be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, if the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend will be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)  Reorganization Events.

(1)  Definition.  A “Reorganization Event” means: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)  Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards must be assumed, or substantially equivalent Awards must be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately before the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable, or deliverable, or restrictions applicable to an Award will lapse, in whole or in part before or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board will not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option will be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately before the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately before the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)  Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award will inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding will automatically be deemed terminated or satisfied.

(c)  Change in Control Events.

(1)  Definition.  Except to the extent defined differently in an Award, a “Change in Control Event” means:

(a)  the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d 3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (c) of this definition; or

(b)  such time as the Continuing Directors (as defined below) do not constitute at least a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that this clause (y) excludes any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c)  the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company

Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which includes, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately before such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed before the Business Combination); or

(d)  the liquidation or dissolution of the Company.

(2)  Effect on Options.  Notwithstanding the provisions of Section 9(b), effective immediately before a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding will automatically become immediately exercisable in full.

(3)  Effect on Restricted Stock Awards.  Notwithstanding the provisions of Section 9(b), effective immediately before a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding will automatically be deemed terminated or satisfied.

(4)  Effect on SARs and Other Stock-Based Awards.  The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

10.	General Provisions Applicable to Awards

(a)  Transferability of Awards.  Awards cannot be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company will not be required to recognize any such transfer until such time as the Participant and such permitted transferee must, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee will be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, include references to authorized transferees.

(b)  Documentation.  Each Award will be evidenced in such form (written, electronic or otherwise) as the Board determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)  Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)  Termination of Status.  The Board may determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)  Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)  Amendment of Award.  Except as otherwise provided in Section 5(g) with respect to repricings, Section 7(b)(1) with respect to vesting of Restricted Stock Awards, Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action will be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g)  Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)  Acceleration.  Except as otherwise provided in Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring shareholder approval, the Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)  Performance Awards.

(1)  Grants.  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards will vest before the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $2,000,000 per fiscal year per individual.

(2)  Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) must be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee will be treated as referring to such Committee or subcommittee. “Covered Employee” means any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)  Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee must specify that the degree of granting, vesting and/or payout must be subject to the achievement of one or more objective performance measures established by the Committee, which will be based on the relative or absolute attainment of specified levels of one or any combination of the following: cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)  Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)  Other.  The Committee will have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a)  No Right To Employment or Other Status.  No person will have any claim or right to be granted an Award, and the grant of an Award must not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)  No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)  Effective Date and Term of Plan.  The Plan will become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards will be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment will become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the New York Stock Exchange (“NYSE”) may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan will be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) will apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award may be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)  Provisions for Foreign Participants.  The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)  Compliance with Code Section 409A.  No Award may provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company will have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g)  Governing Law.  The provisions of the Plan and all Awards made hereunder will be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Appendix B

ARBITRON INC.
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of [          ], 2008 [Stockholder Approval Date])

1.	Purpose of Plan.

The purpose of the Arbitron Inc. Employee Stock Purchase Plan (the “Plan”) is to advance the interests of Arbitron Inc., a Delaware corporation formerly known as Ceridian Corporation (the “Company”), and its stockholders by providing employees of the Company and certain of its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of common stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and provisions of the Plan shall be construed consistent with such intention.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1  “Agent” means the party or parties designated by the Company to provide Share Accounts and certain administrative services in connection with the Plan.

2.2  “Applicable Dollar Limitation” means the maximum amount that a Participant can accrue for purposes of purchases within any one calendar year as provided under Section 423(b)(8) of the Code (i.e., $25,000 as of May 13, 2008, 2008).

2.3  “Board” means the Board of Directors of the Company or any committee thereof to which the Board of Directors has delegated authority with respect to the Plan.

2.4  “Common Stock” means the common stock, par value $.50 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 11 of the Plan.

2.5  “Committee” means the Compensation and Human Resources Committee of the Board, or such successor committee that meets the criteria specified in Section 3.

2.6  “Contribution Account” means an account established for each Participant to which payroll deductions under the Plan are credited in accordance with Section 7.

2.7  “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

2.8  “Employee” means any person, including an officer, who is employed on a full-time or part-time basis by a Participating Employer.

2.9  “Ending Date” means the last day of each Offering Period.

2.10  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11  “Fair Market Value” means, with respect to the Common Stock, as of any date:

(a)  if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(b)  if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(c)  if the Common Stock is not publicly traded, the Committee will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including,

as it considers appropriate, relying on appraisals) in a manner consistent with the requirements of Section 423 of the Code.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the clauses above adjusted accordingly. The Committee can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 423 of the Code.

2.12  “Grant Date” means the first day of each Offering Period.

2.13  “Insider” means any Employee who is subject to Section 16 of the Exchange Act.

2.14  “Offering Period” means each three-month period beginning on March 16 and ending on June 15, or beginning on June 16 and ending on September 15, or beginning on September 16 and ending on December 15, or beginning on December 16 and ending on March 15.

2.15  “Participant” means an eligible Employee who elects to participate in the Plan in accordance with Section 6.

2.16  “Participating Employer” means the Company and any Designated Subsidiary that has elected to participate in the Plan.

2.17  “Share Account” means the brokerage account established by the Agent for each Participant to which shares of Common Stock purchased under the Plan are credited in accordance with Section 9. The Share Account will be established pursuant to a separate agreement between each Participant and the Agent.

2.18  “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.	Administration.

The Plan shall be administered by the Committee (or any successor thereto appointed by the Board consisting of not less than three members, all of whom must be members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members, but action may be taken by the Committee without a meeting if unanimous written consent is given. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan (including rules and regulations intended to insure that operation of the Plan complies with Section 16 of the Exchange Act), and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Insiders. The Committee may request advice or assistance or retain the services of such other persons as are necessary for the proper administration of the Plan.

4.	Eligibility.

Any person who is (a) an Employee on the last day of the calendar month immediately preceding a Grant Date, (b) is not on long-term disability or unpaid leave status at that time, and (c) has reached the age of majority in the state or province in which he or she resides shall be eligible to participate in the Plan for the Offering Period beginning on such Grant Date, subject to the limitations imposed by Section 423(b) of the Code.

5.	Offering Periods.

Options to purchase shares of Common Stock shall be granted to Participants under the Plan through a series of consecutive Offering Periods. The first Offering Period under the Plan began on September 16, 1995. Offering Periods under the Plan shall continue until either (a) the Committee decides, in its sole discretion, to cancel future Offering Periods because the Common Stock remaining available under the Plan is insufficient to grant options to all eligible Employees, or (b) the Plan is terminated in accordance with Section 17 below. Notwithstanding the foregoing, and without limiting the authority of the Committee under Section 3, 11.2 and 17 of the Plan, the Committee, in its sole discretion, may (a) accelerate the Ending Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with Section 9 of the Plan, or (b) accelerate the Ending Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Ending Date and that all Options for such Offering Period will automatically be canceled and will no longer be exerciable.

6.	Participation.

Participation in the Plan is voluntary. An eligible Employee may become a Participant in the Plan by completing an enrollment form provided by the Company authorizing payroll deductions and the establishment of a Share Account, and filing the enrollment form with the Company’s Organization Effectiveness department not later than the last business day of the month immediately preceding the Grant Date of the first Offering Period in which the Participant wishes to participate. Any election to participate must be made in a manner that complies with the Company’s Insider Trading Policy.

7.	Payroll Deductions.

7.1  Each Employee electing to participate in the Plan shall designate on the enrollment form the amount of money which he or she wishes to have deducted from his or her paycheck each pay day to purchase Common Stock pursuant to the Plan. The aggregate amount of such payroll deductions shall not be less than $25.00 per month, and shall not be more than 85% of one quarter of the Applicable Dollar Limitation (currently, $5,312.50 (85% of $6,250)) per Offering Period, pro-rated equally over the number of pay days applicable to a Participant during each such Offering Period. Deductions for Plan purposes will not be withheld from compensation amounts, such as annual bonus or gain sharing payments, that are not part of a Participant’s normal and recurring compensation each payday.

7.2  Payroll deductions for a Participant shall commence on the first pay day on or after the Grant Date of the applicable Offering Period and shall continue until the termination date of the Plan, unless participation in the Plan is sooner terminated as provided in Section 10, the deduction amount is increased or decreased by the Participant as provided in Section 7.4, deductions are suspended as provided in Section 7.4 or the Offering Period is adjusted by the Committee as provided in Section 5. Except for a Participant’s rights to change the amount of, suspend or discontinue deductions pursuant to Sections 7.4 and 10, the same deduction amount shall be utilized for each pay day during subsequent Offering Periods, whether or not the Participant’s compensation level increases or decreases. If the pay period of any Participant changes, such as from weekly to semi-monthly, an appropriate adjustment shall be made to the deduction amount for each pay day corresponding to the new pay period, if necessary, so as to ensure the deduction of the proper amount as specified by the Participant in his or her enrollment form for that Offering Period.

7.3  All payroll deductions authorized by a Participant shall be credited to the Participant’s Contribution Account. A Participant may not make any separate cash payment or contribution to such Contribution Account. Contribution Accounts shall be solely for bookkeeping purposes, and no separate fund or trust shall be established for payroll deductions. Until utilized to purchase shares of Common Stock, funds from payroll deductions shall be held as part of the Participating Employers’ general assets, and the Participating Employers shall not be obligated to segregate such funds. No interest shall accrue on a Participant’s payroll deductions under the Plan.

7.4  No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan, or may suspend such payroll deductions, for subsequent Offering Periods by completing a change form and filing it with the Company’s Organization Effectiveness department not later than the last business day of the month immediately preceding the Grant Date for the Offering Period as of which such increase, decrease or suspension is to be effective. Any change to the payroll deductions must be made in a manner that complies with the Company’s Insider Trading Policy.

7.5  Payroll deductions which are authorized by Participants who are paid other than in U.S. currency shall be withheld in Contribution Accounts in the country in which such Participant is employed until exercise of an option granted hereunder. Upon exercise of the option granted to such Participant, the amount so withheld shall be converted into U.S. dollars on the basis of the rate of exchange, as published in the Wall Street Journal or provided by a generally recognized source, for such currency into U.S. dollars as of the business day immediately preceding the Ending Date for such Offering Period. The purchase price shall thereupon be paid to the Company in U.S. dollars following such conversion, the extent to which the Participant may exercise an option therefore being dependent, in part, upon the applicable rate of currency exchange. If, as a result of fluctuations in the exchange rate between the U.S. dollar and a foreign currency during an Offering Period, a Participant who is paid in such foreign currency has less than the minimum permitted amount deducted during an Offering Period, the amount deducted will, nevertheless, be used to purchase Common Stock in accordance with the Plan.

8.	Grant of Option.

8.1  Subject to Section 8.2, on each Grant Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase the number of whole and fractional shares (computed to the fourth decimal place) of Common Stock equal to the lesser of (a) the amount determined by dividing the amount of payroll deductions credited to his or her Contribution Account during the Offering Period beginning on such Grant Date by the Purchase Price specified in the following sentence, or (b) the amount determined by dividing one quarter of the Applicable Dollar Limitation (currently $6,250) by the Fair Market Value of one share of Common Stock on the applicable Grant Date. The purchase price per share of such shares (the “Purchase Price”) shall be the lesser of (i) 85% of the Fair Market Value of one share of Common Stock on the applicable Grant Date, or (ii) 85% of the Fair Market Value of one share of Common Stock on the applicable Ending Date.

8.2  Despite any provisions of the Plan that may provide or suggest otherwise:

(a)  no Employee shall be granted an option under the Plan to the extent that immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock that would in the aggregate represent 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary;

(b)  no Employee shall be granted an option under the Plan to the extent that the Employee’s rights to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries would accrue (i.e., become exercisable) at a rate that exceeds the Applicable Dollar Limitation of Fair Market Value of such shares of Common Stock (determined at the time such option is granted, which is the Grant Date) for each calendar year in which such option is outstanding at any time; or

(c)  no Participant may purchase more than 6,000 shares of Common Stock under the Plan in any given Offering Period.

9.	Exercise of Option.

9.1  Unless a Participant withdraws from the Plan pursuant to Section 10, his or her option for the purchase of shares of Common Stock granted for an Offering Period will be exercised automatically and in full at the applicable Purchase Price as soon as practicable following the Ending Date of such Offering Period. If the full amount credited to a Participant’s Contribution Account during an Offering Period is not required to exercise such Participant’s option for that Offering Period in full (due to the applicability of clause (b) of Section 8.1 and/or fluctuations in the exchange rate between the U.S. dollar and the foreign currency in which such Participant is paid), the amount not required to exercise such option shall promptly be refunded to the Participant following the Ending Date of such Offering Period.

9.2  No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised and the shares of Common Stock purchased, at which point such Participant shall have all of the rights and privileges of a stockholder of the Company with respect to shares purchased under the Plan. During his or her lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

9.3  Shares of Common Stock purchased pursuant to the exercise of options hereunder shall be held in Share Accounts maintained for and in the name of each Participant by the Agent, such Agent or its nominee to be the record holder of such shares for the benefit of the Participant. The Agent shall provide each Participant with a quarterly statement of his or her Share Account.

9.4  Dividends paid with respect to shares credited to each Share Account will be themselves credited to such Account and, if paid in cash, will automatically be reinvested in whole and fractional shares of Common Stock.

9.5  A Participant may request that the Agent cause a stock certificate representing some or all of the number of whole shares of Common Stock credited to the Participant’s Share Account be issued in the name of the Participant. The Agent shall cause such certificate to be issued as soon as practicable after its receipt of such request and the payment by the Participant of any applicable issuance fees. From and after the date of the issuance of any such certificate, the number of shares credited to the Participant’s Share Account shall be reduced by the number of shares represented by such certificate, and the Participant shall thereafter be the record holder of the shares represented by such certificate.

10.	Withdrawal; Termination of Employment.

10.1  A Participant may terminate his or her participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to his or her Contribution Account under the Plan at any time on or before the last business day of an Offering Period by giving written notice to the Company. The timing of any withdrawal must comply with the Company’s Insider Trading Policy. The notice shall (a) state that the Participant wishes to terminate participation in the Plan, (b) specify the withdrawal date, and (c) request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable after the withdrawal date specified in the notice of withdrawal (or, if no such date is specified, as soon as practicable after receipt of the notice of withdrawal), the Participant’s option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10.2.

10.2  If a Participant’s suspension of payroll deductions under the Plan pursuant to Section 7.4 continues for four consecutive Offering Periods, such suspension shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective as of the Ending Date of the fourth consecutive Offering Period during which no payroll deductions occurred. If, for any reason, a Participant’s net pay after withholding taxes and other applicable deductions not related to the Plan (such as for health and welfare benefits) each pay day becomes less than the amount the Participant has designated be deducted each pay day for contribution to the Plan, such occurrence shall be deemed an election by the

Participant to terminate his or her participation in the Plan, and such termination shall be effective immediately. Following such termination, all of the Participant’s payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable, the Participant’s option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10.4.

10.3  Upon termination of a Participant’s employment with all Participating Employers for any reason, including retirement or death, his or her participation in the Plan will automatically cease and the payroll deductions accumulated in his or her Contribution Account will be returned to the Participant as soon as practicable after such employment termination or, in the case of death, to the person or persons entitled thereto under Section 12 below, and the Participant’s option for the current Offering Period will be automatically canceled. For purposes of the Plan, the termination date of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or leave of absence approved by the Participating Employer, shall not be deemed a termination of employment under this Section 10.3.

10.4  A Participant’s termination of participation in the Plan pursuant to Section 10.1 or 10.2 will not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new enrollment form in accordance with Section 6 or in any similar plan that may hereafter be adopted by the Company.

11.	Stock Subject to the Plan.

11.1  The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 850,000 shares, subject to adjustment as provided in Sections 11.2 and 11.3. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 on any Ending Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable, as determined in the Committee’s sole discretion. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s Contribution Account as soon as practicable after the Ending Date of such Offering Period.

11.2  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to each outstanding option, and (b) the Purchase Price of outstanding options.

11.3  Subject to the following provisions of this Section 11.3, if the Company is the surviving corporation in any reorganization, merger or consolidation with or involving one or more other corporations, each outstanding option under the Plan shall apply to the amount and kind of securities to which a holder of the number of shares of Common Stock subject to such option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price. If there is a (a) dissolution or liquidation of the Company, (b) merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, (c) sale of all or substantially all of the assets of the Company to another person or entity, or

(d) transaction (including a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50% of the combined voting power of all classes of stock of the Company, then the Plan and all options outstanding thereunder shall terminate, except as provided in the following sentence. If provision is made in writing in connection with such transaction for the continuation of the Plan and either the assumption of the options theretofore granted or the substitution for such options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), in either case with appropriate adjustments as to the number and kinds of shares and exercise prices, then the Plan shall continue in the manner and under the terms provided. If the Plan is terminated as provided in this Section 11.3, the current Offering Period shall be deemed to have ended as of a date selected by the Committee prior to such termination, and the options of each Participant then outstanding shall be deemed to have been automatically exercised in accordance with Section 9.1 on such last trading day. The Committee shall cause written notice to be sent of an event that will result in such a termination to all Participants not later than the time the Company gives notice thereof to its stockholders. Adjustments under this Section 11.3 shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

12.	Designation of Beneficiary.

12.1  A Participant may file a written designation of a beneficiary who is to receive a cash refund of the amount, if any, from the Participant’s Contribution Account under the Plan in the event of such Participant’s death at a time when cash is held for his or her account. Disposition of shares of Common Stock in a Participant’s Share Account upon the Participant’s death shall be in accordance with the agreement governing the Share Account.

12.2  A designation of beneficiary pursuant to Section 12.1 may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.	No Right to Employment.

Nothing in the Plan will interfere with or limit in any way the right of the Company or any Participating Employer to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Participating Employer.

14.	Rights As a Stockholder.

As a holder of an Option under the Plan, a Participant will have no rights as a stockholder unless and until such Option is exercised and the Participant becomes the holder of record of shares of Common Stock. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its sole discretion.

15.	Transferability.

Neither payroll deductions credited to a Participant’s Contribution Account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.	No Right to Employment.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.	Amendment or Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or similar regulatory body. Upon termination of the Plan, the Committee, in its sole discretion, may take any of the actions described in Section 5 of the Plan.

18.	Notices.

All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Company’s Organization Effectiveness department or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

19.	Effective Date of Plan.

The Plan was originally effective on June 29, 1995, subject to stockholder approval, which was obtained on May 8, 1996. The Plan has been subsequently amended. This 2008 restatement will be effective only on and after stockholder approval.

20.	Miscellaneous.

The headings to sections of the Plan have been included for convenience of reference only. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware. References in the Plan to “$” or “dollars” shall be deemed to refer to United States dollars unless the context clearly indicates otherwise.

☒	Votes must be indicated (x) in Black or Blue ink.	(Please sign, date and return this proxy card in the enclosed envelope.)	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR each of the nominees for director.

		FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS
1.	Election of eight (8) directors Nominees:	☐	☐	☐

01 — Shellye L. Archambeau 02 — David W. Devonshire 03 — Philip Guarascio 04 — William T. Kerr,	05 — Larry E. Kittelberger 06 — Stephen B. Morris 07 — Luis G. Nogales 08 — Richard A. Post
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.

*Exceptions

If you wish to have your votes on all matters kept confidential in accordance with Arbitron Inc. policy, check this box.	☐

The Board of Directors recommends a vote FOR the following proposals.

		FOR	AGAINST	ABSTAIN
2.	Approval of 2008 Equity Compensation Plan	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Amendment of the Arbitron Inc. Employee Stock Purchase Plan	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If this proxy is properly executed and returned, the proxy will be voted in the manner directed hereby by the undersigned stockholders). If no direction is made, this proxy will be voted for the election of the eight (8) director nominees named herein and for the approval of the 2008 Equity Compensation Plan and the Amendment of the Arbitron Inc. Employee Stock Purchase Plan. All former proxies are hereby revoked.

Signature	Signature	Date

Please sign exactly as your name is printed above and date. Joint owners, co-executors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 5:00 P.M. E.T. ON MAY 12, 2008.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/arb	OR	TELEPHONE 1-866-580-9477

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the
Internet at http://www.eproxy.com/arb

PROXY CARD

This proxy is solicited on behalf of the Board of Directors

of Arbitron Inc. for the annual meeting of stockholders on May 13, 2008.

     The undersigned hereby appoints Sean R. Creamer and Timothy T. Smith and either of them, as the proxies of the undersigned, with full power of substitution in each, to vote at the annual meeting of stockholders to be held on May 13, 2008, and at any adjournment or postponement thereof all of the undersigned’s shares of common stock of Arbitron Inc. held of record on March 21, 2008, in the manner indicated on the reverse side hereof.

The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
You can now access your ARBITRON INC. account online.
Access your Arbitron Inc. shareholder/stockholder account online via Investor ServiceDirect ® (ISD).
The transfer agent for Arbitron Inc. now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time